UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
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Alesco Financial Inc.
(Name of Registrant as Specified In Its Charter)

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April 29, 2008

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Alesco Financial Inc., which will be held on June 18, 2008, at 10:00 a.m., local time, at the company’s headquarters located at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104.

The attached proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the meeting. We have also enclosed a proxy card and our annual report on Form 10-K for the year ended December 31, 2007. We urge you to review these materials carefully and to take part in the affairs of our company by voting on the matters described in the proxy statement.

Your vote is very important. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it as promptly as possible or authorize your proxy by calling the toll-free telephone number or via the Internet. The enclosed proxy card contains instructions regarding all three methods of voting. If you attend the meeting, you may continue to have your shares of common stock voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares of common stock in person. We look forward to seeing you at the meeting.

On behalf of our management and Board of Directors, I would like to express our appreciation for your continued support of Alesco Financial Inc.

Sincerely,

James J. McEntee, III
President and Chief Executive Officer

ELECTRONIC AND TELEPHONE PROXY AUTHORIZATION

Alesco Financial Inc.’s stockholders of record on the close of business on April 24, 2008, the record date for the 2008 annual meeting of stockholders, may authorize their proxies to vote their shares by telephone or Internet by following the instructions on their proxy card. If you have any questions regarding how to authorize your proxy by telephone or Internet, please call MacKenzie Partners, Inc., the firm assisting Alesco Financial Inc. with the solicitation of proxies, toll-free at (800) 322-2885.

ALESCO FINANCIAL INC.
Cira Centre, 2929 Arch Street,
17th Floor, Philadelphia,
Pennsylvania 19104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Alesco Financial Inc.:

Notice is hereby given that the annual meeting of stockholders of Alesco Financial Inc., a Maryland corporation, will be held on June 18, 2008, at 10:00 a.m., local time, at our headquarters located at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, to consider and vote on the following matters:

1. To elect nine directors, each to serve until the next annual meeting of stockholders and until his successor is duly elected and qualified.

2. To amend our 2006 Long-Term Incentive Plan to increase the total number of shares of common stock available to be granted under the Plan, as more fully described in the enclosed proxy statement.

3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on April 24, 2008 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting, and at any adjournments or postponements thereof. Only stockholders of record of our common stock, par value $0.001 per share, at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

Your vote is very important. Accordingly, you are asked to vote, whether or not you plan to attend the meeting. You may vote: (1) by telephone, by calling the toll-free number as instructed on the accompanying proxy card, (2) by using the Internet, as instructed on the accompanying proxy card, (3) by mail, by marking, signing, dating and returning the accompanying proxy card in the postage-paid envelope we have provided or (4) by attending the meeting in person. For specific instructions on voting, please refer to the instructions on the accompanying proxy card or the information forwarded to your broker, bank or other holder of record. Any stockholder of our company attending the meeting may vote in person even if he or she has previously voted using the telephone, the Internet or a proxy card. If you plan to attend the meeting to vote in person and your shares are registered with our transfer agent, Mellon Investor Services LLC, in the name of a broker, bank, or other nominee, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of the Board of Directors,

Daniel Munley
Secretary

April 29, 2008
Philadelphia, Pennsylvania

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING	1
CORPORATE GOVERNANCE	4
PROPOSAL ONE — ELECTION OF DIRECTORS	7
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS	9
EXECUTIVE OFFICERS	11
COMPENSATION DISCUSSION AND ANALYSIS	12
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	14
EXECUTIVE COMPENSATION	14
COMPENSATION OF DIRECTORS	18
PROPOSAL TWO — APPROVAL OF THE AMENDMENT TO OUR 2006 LONG-TERM INCENTIVE PLAN	19
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	21
PROPOSAL THREE — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	21
PRINCIPAL ACCOUNTING FIRM FEES	21
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	23
SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	26
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	26
OTHER MATTERS	35
STOCKHOLDER PROPOSALS	35
ANNUAL REPORT ON FORM 10-K	36
WHERE YOU CAN FIND MORE INFORMATION	36
APPENDIX A — 2006 LONG-TERM INCENTIVE PLAN, AS AMENDED	A-1

ALESCO FINANCIAL INC.
Cira Centre, 2929 Arch Street, 17th Floor
Philadelphia, Pennsylvania 19104

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 18, 2008

INFORMATION ABOUT THE ANNUAL MEETING

Introduction

We are sending this proxy statement and the enclosed proxy card to our stockholders on or about April 29, 2008 in connection with the solicitation of proxies by the Board of Directors of Alesco Financial Inc., a Maryland corporation, for use at the 2008 annual meeting of stockholders to be held on June 18, 2008 at 10:00 a.m., local time, at the company’s headquarters located at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, or at any postponement or adjournment of the meeting.

Who May Vote

Only holders of record of the company’s shares of common stock at the close of business on April 24, 2008, the record date for the annual meeting, are entitled to receive notice of and to vote at the meeting or any adjournment or postponement thereof. Each stockholder of record on the record date is entitled to one vote on each matter properly brought before the meeting for each share of common stock held.

How You May Vote

You may vote using any of the following methods:

•	BY MAIL: Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided. The named proxies will vote your shares according to your directions. If you submit a signed proxy card without indicating your vote, the named proxies will vote your shares in favor of the nominees named in this proxy statement and the other proposals.

•	BY TELEPHONE OR OVER THE INTERNET: Authorize a proxy by telephone or over the Internet by following the instructions on the accompanying proxy card. If you hold shares of the company’s common stock in “street name,” please refer to the voting instruction form used by your broker, bank or nominee to see if you may submit voting instructions using the Internet or the telephone. If you vote by telephone or via the Internet, you do not need to return your proxy card.

•	BY ATTENDING THE ANNUAL MEETING IN PERSON: Attend the meeting and vote in person. If your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy from the record holder, executed in your favor, and bring it with you to hand in with your ballot, in order to be able to vote in person at the meeting.

We encourage stockholders to submit proxies in advance. Voting by proxy will in no way limit your right to attend and vote at the meeting if you later decide to attend in person. You may revoke your proxy at any time before it is exercised by: (i) giving written notice of revocation no later than the commencement of the meeting to our Secretary, Daniel Munley, at Alesco Financial Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104; (ii) delivering no later than the commencement of the meeting a properly executed, later-dated proxy; or (iii) voting in person at the meeting.

The named proxies will vote upon any other business that may properly come before the meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. Other than the election of directors, the amendment to the company’s 2006 Long-Term Incentive Plan and the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2008, we do not anticipate that any other matters will be raised at the meeting.

Quorum

The presence, in person or represented by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum at the meeting. As of the record date, there were 59,455,965 shares of common stock outstanding and entitled to vote at the meeting. If a quorum is not present at the meeting, the stockholders, present in person or represented by proxy, or the presiding officer at the meeting have the power to adjourn the meeting until a quorum is present or represented.

Required Vote to Approve Each Proposal

The affirmative vote of a plurality of all of the votes cast in the election of directors at the meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. A broker “non-vote” occurs when a nominee holding common stock does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

The affirmative vote of a majority of the votes cast on the proposal is required for approval of the amendment to the 2006 Long-Term Incentive Plan, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the amendment to the 2006 Long-Term Incentive Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

The affirmative vote of a majority of all of the votes cast on the proposal at a meeting at which a quorum is present is required for the ratification of the appointment of the independent registered public accounting firm and the approval of any other matters properly presented at the meeting. For purposes of the vote on the ratification of the appointment of the independent registered public accounting firm and the approval of any other matters properly presented at the meeting, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the vote, although they will be considered present for the purpose of determining the presence of a quorum.

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or our charter documents.

Other Information to Review Before Voting

For your review, the company’s annual report on Form 10-K for the year ended December 31, 2007 is being mailed to you concurrently with the mailing of this proxy statement. This proxy statement and our annual report on Form 10-K are also both available on our website at http://www.alescofinancial.com. The annual report on Form 10-K does not constitute a part of this proxy statement.

Householding of Proxy Material

The Securities and Exchange Commission, or the SEC, has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” can result in significant cost savings. This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders who share an address unless we received contrary instructions from the impacted stockholders prior to the mailing date. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your request in writing or by phone to our Secretary, Daniel Munley, at Alesco Financial Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104; phone: (215) 701-9632.

If you are a stockholder sharing an address with another stockholder who receives multiple copies of the proxy materials and wish to request “householding” of your communications, please contact us at the above address or telephone number.

Cost of Proxy Solicitation

All expenses in connection with the solicitation of proxies will be borne by us. In addition to solicitation by mail, proxies may be solicited on our behalf by our directors, officers, employees or soliciting service in person, by telephone, facsimile or by other electronic means. We have also retained MacKenzie Partners, Inc. to aid in the solicitation of proxies. We estimate that the fees we pay to MacKenzie Partners, Inc. for its role as proxy solicitor will be approximately $5,000 plus the reimbursement of reasonable out-of-pocket expenses. In accordance with SEC regulations and the rules of the New York Stock Exchange, Inc., which is referred to herein as the NYSE, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in mailing proxies and proxy materials and soliciting proxies from the beneficial owners of our common stock.

Questions and Additional Copies

If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
Phone: (800) 322-2885 or (212) 929-5500
Fax: (212) 929-0308

If you have any questions with respect to the company or the matters described herein, you should contact:

Alesco Financial Inc.
Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, Pennsylvania 19104
Attn: John J. Longino
Phone: (215) 701-8952

CORPORATE GOVERNANCE

This section of our proxy statement contains information about a variety of our corporate governance policies and practices. In this section, you will find information about how we are complying with the corporate governance rules of the NYSE which were approved by the SEC. We are committed to operating our business under strong and accountable corporate governance practices. You are encouraged to visit the corporate governance section of our corporate website at http://www.alescofinancial.com to view our corporate governance guidelines. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines pursuant to Section 303A.09 of the NYSE Listed Company Manual, which are designed to assist our management and Board of Directors in meeting their corporate governance responsibilities. Our corporate governance guidelines include, among other things, guidelines relating to (i) the composition of our Board of Directors, including independence requirements, director selection process, membership criteria, responsibilities, functions and compensation; (ii)  Board meetings, including frequency, agenda and access to information; (iii) committees of our Board of Directors, including committee member selection and committee functions; (iv) management responsibilities; and (v) director orientation and continuing education. Our Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the corporate governance guidelines and will recommend, as appropriate, proposed changes to our Board of Directors. Our corporate governance guidelines are available on our website at http://www.alescofinancial.com and are also available in print to any stockholder who requests a copy by submitting a written request to our Secretary, Daniel Munley, at Alesco Financial Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104.

Code of Business Conduct and Ethics

We have established a Code of Business Conduct and Ethics, or the Code, which sets forth basic principles of conduct and ethics to guide all of our employees, officers and directors. The purpose of the Code is to:

•	Promote honest and ethical conduct, including fair dealing and the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Promote avoidance of conflicts of interest, including disclosure to an appropriate person or committee of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

•	Promote full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

•	Promote compliance with applicable governmental laws, rules and regulations;

•	Promote the prompt internal reporting to an appropriate person or committee of violations of the Code;

•	Promote accountability for adherence to the Code;

•	Provide guidance to employees, officers and directors to help them recognize and deal with ethical issues;

•	Provide mechanisms to report unethical conduct; and

•	Help foster our long-standing culture of honesty and accountability.

A waiver of any provision of the Code as it relates to any director or executive officer must be approved by our Board of Directors without the involvement of any director who will be personally affected by the waiver or by a committee consisting entirely of directors, none of whom will be personally affected by the waiver. Waivers of the Code for directors or executive officers will be promptly disclosed to our stockholders as required by applicable law. A waiver of any provision of the Code as it relates to any other officer or employee must be approved by our chief financial officer or chief legal officer, if any, but only upon such officer or employee making full disclosure in advance of the behavior in question.

The Code is available on our website at http://www.alescofinancial.com and is also available in print to any stockholder who requests a copy by submitting a written request to our Secretary, Daniel Munley, at Alesco Financial Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104.

Director Independence

Our Board of Directors is comprised of a majority of independent directors. In order for a director to be considered “independent,” our Board of Directors must affirmatively determine, based upon its review of all relevant facts and circumstances and after considering all applicable relationships, if any, that each of the directors has no direct or indirect material relationship with the company or its affiliates and satisfies the criteria for independence established by the NYSE and the applicable rules promulgated by the SEC. Our Board of Directors has determined that each of the following members of the Board of Directors is independent: Rodney E. Bennett, Marc Chayette, Thomas P. Costello, G. Steven Dawson, Jack Haraburda, Lance Ullom and Charles W. Wolcott. Our Board of Directors has determined that Daniel G. Cohen and James J. McEntee, III, our two other directors, are not independent because they are also executive officers of our company.

It is the policy of our Board of Directors that the independent members of our Board of Directors meet separately without management directors at least twice per year during regularly scheduled Board meetings to discuss such matters as the independent directors consider appropriate. In 2007, our independent directors met separately without management directors two times.

Nomination of Directors

Our Board of Directors is responsible for the selection of nominees for election or appointment to the Board of Directors based on recommendations of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may consider nominees recommended by management and stockholders using the criteria approved by the Board of Directors to evaluate all candidates. The Nominating and Corporate Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable for members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee recommends the candidate for consideration by the full Board of Directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. Nominees for the Board of Directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity.

Our Board of Directors’ policy is to encourage selection of directors who will contribute to our overall corporate goals. The Nominating and Corporate Governance Committee may, from time to time, review the appropriate skills and characteristics required of members of our Board of Directors, including such factors as business experience, diversity and personal skills in finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board. In evaluating potential candidates for our Board of Directors, the Nominating and Corporate Governance Committee will consider these factors in light of the specific needs of the Board at that time.

Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of our Board of Directors. To recommend a prospective nominee for the Nominating and Corporate Governance

Committee’s consideration, the candidate’s name and qualifications must be submitted in writing to our Secretary, Daniel Munley, at Alesco Financial Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104.

Communications with Our Company

Any employee, stockholder or other person may communicate with our Board of Directors or individual directors. Any such communications may be sent in writing to Alesco Financial Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, Attn: Board of Directors.

Our Audit Committee has also established procedures for (a) the receipt, retention, and treatment of complaints received by our company regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our company, you may do so in writing to the Chairman of the Audit Committee at Alesco Financial Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104.

Any such communications may be made anonymously. We also have a compliance hotline that may be used, on an anonymous basis or otherwise, to report any concerns or violations of our standards of conduct, policies or laws and regulations. The number to the hotline is (800) 399-3595.

Director Attendance at Annual Meeting

Although director attendance at our annual meeting each year is strongly encouraged, we do not have an attendance policy. Seven of our directors attended our 2007 annual meeting. We encourage all of our directors to attend this annual meeting.

PROPOSAL ONE — ELECTION OF DIRECTORS

Pursuant to the Maryland General Corporation Law, our charter, and our Bylaws, as amended, our business, property and affairs are managed under the direction of our Board of Directors. Our Board of Directors, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated the current directors, Messrs. Bennett, Chayette, Cohen, Costello, Dawson, Haraburda, McEntee, Ullom, and Wolcott, each to serve until the next annual meeting of the stockholders, until his successor has been duly elected and qualified, or until the earliest of his death, resignation or retirement. The persons named in the enclosed proxy card will vote your shares as you specify on the enclosed proxy card. If you return your properly executed proxy card but fail to specify how you want your shares voted, your shares will be voted in favor of each of these nominees.

The Nominating and Corporate Governance Committee knows of no reason why any of these nominees would be unable or unwilling to serve on the Board of Directors, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person for director as the Board of Directors, based on the recommendation of the Nominating and Corporate Governance Committee, may recommend in the place of such nominee.

Names of Directors and Biographical Information

Rodney E. Bennett, age 67, has served as our director since October 15, 2003 and is currently a member of the Compensation Committee. Mr. Bennett was previously chairman of the of the board of directors and chairman of the audit committee of Sunset Financial Resources, Inc. prior to our merger with Alesco Financial Trust, or AFT, on October 6, 2006, and was also a member of the special committee in connection with our merger with AFT. From 2003 through 2007, Mr. Bennett served as the chief financial officer and director of Harvin Carter and Associates, Inc., a privately owned fire sprinkler contractor doing business in five southeastern states. He continues to serve as a director of that company. A career community banker, he has also served in various capacities and levels of management in banks in Southeast Georgia, including chief executive positions. Since July 1991, Mr. Bennett has acted as a consultant to various Georgia banks and private companies. He is currently a director and a member of the loan committee and the audit committee of FirstAtlantic Bank FSB, in Jacksonville, Florida, a start-up bank that opened in 2007.

Marc Chayette, age 57, has served as our director and as a member of the Nominating and Corporate Governance Committee since October 18, 2006. Mr. Chayette is a film and television producer with twenty-five years of experience in production and distribution of French feature films. Mr. Chayette created Adelaide Productions in 1988 and has produced eight feature films. He is currently the president of Adelaide Productions. He started producing for television at the request of TF1 and produced an award winning dramatic comedy about an illiterate woman’s determined quest to learn to read. Mr. Chayette has also been extremely active in co-producing documentary and feature films in African countries, helping African production companies to produce and distribute their cultural heritage. Before his career in production, Mr. Chayette created a chain of design furniture stores representing first Ligne Roset. The company still exists and is under contract with Roche Bobois.

Daniel G. Cohen, age 38, has served as the Chairman of the Board of Directors since October 6, 2006 and as the Executive Chairman of the company since October 18, 2006. He has also served as chief executive officer and trustee of RAIT Financial Trust (NYSE: RAS), a real estate finance company focused on the commercial real estate industry since December 2006 when it merged with Taberna Realty Finance Trust. Mr. Cohen was chairman of the board of trustees of Taberna Realty Finance Trust from its inception in March 2005 until December 2006 and has been its chief executive officer since March 2005. In addition, Mr. Cohen has served as the chairman of the board of directors of Cohen Brothers, LLC (which does business as Cohen & Company), an alternative investment management firm, since 2001. Mr. Cohen is currently a director of Star Asia Finance Limited, a joint venture investing in Asian commercial real estate, and the chairman of the board of directors of Muni Funding Company of America (OTC: MUNFL), a wholly-owned subsidiary of Cohen & Company investing in middle-market non-profit organizations. Mr. Cohen was the chief executive officer of Cohen & Company and its subsidiary, Cohen and Company Securities, LLC, a securities brokerage firm, from

September 2001 until February 2006. Since 2000, Mr. Cohen has been the chairman of the board of directors of The Bancorp, Inc. (NASDAQ: TBBK), a holding company for The Bancorp Bank, which provides various commercial and retail banking products and services to small and mid-size businesses and their principals in the United States. He also served as the chairman of the board of Dekania Acquisition Corp. (AMEX: DEK), a publicly held blank check company focused on acquiring businesses that operate within the insurance industry, from its inception in February 2006 until December 2006, and remains a director of Dekania Acquisition Corp. Mr. Cohen served as a member of the board of directors of TRM Corporation (NASDAQ: REXI), a publicly held consumer services company, from 2000 to September 2006 and as its chairman from 2003 to September 2006. From 1998 to 2000, Mr. Cohen served as the chief operating officer of Resource America Inc., a specialized asset management company. From 1997 to 1999, Mr. Cohen was a director of Jefferson Bank of Pennsylvania, a commercial bank acquired by Hudson United Bancorp in 1999.

Thomas P. Costello, age 62, has served as our director and Chairman of the Audit Committee since October 6, 2006. Mr. Costello also served as a trustee and chairman of the audit committee of AFT’s board of trustees from January 2006 until our merger with AFT. Mr. Costello served as a director for KPMG LLP from 2002 to 2004. Prior to that, he was employed at Arthur Andersen LLP for 35 years, including serving as National Practice Director from 1996 to 2002, where he was responsible for the accounting and audit practices of 19 Arthur Andersen offices in the southeast region of the United States. From 1985 to 1996, he served as partner in charge of the accounting and audit practice in Arthur Andersen’s Philadelphia office. Prior to that, he acted as engagement partner where he served clients in numerous industries and worked with both large multinational and small and mid-sized public companies. Mr. Costello also serves on the board of directors, and is the chairman of the audit committee, of Advanta Corp. (NASDAQ: ADVNA & ADVNB), a Pennsylvania-based financial services company, and Advanta Bank, a Delaware State chartered bank, which is a subsidiary of Advanta Corp.

G. Steven Dawson, age 50, has served as our director since January 11, 2005 and currently serves as the Chairman of the Nominating and Corporate Governance Committee. Mr. Dawson was previously a member of the compensation committee and nominating and corporate governance committee for Sunset Financial Resources, Inc. and was also the chairman of the special committee in connection with our merger with AFT. Mr. Dawson is currently director and chief financial officer of Desert Capital REIT, Inc. (public but non-listed), a Las Vegas-based commercial mortgage REIT, and managing director of Sandstone Equity Investors, LLC, the outside advisor of Desert Capital REIT, Inc. He also serves on the board of directors of AmREIT, Inc. (AMEX: AMY), a Houston-based owner and developer of retail properties (chairman of the audit committee; member of the compensation committee and nominating and governance committee), Medical Properties Trust (NYSE: MPW), a Birmingham, Alabama-based REIT specializing in the ownership of acute care facilities and related medical properties (chairman of the audit committee) and American Campus Communities (NYSE: ACC), an Austin-based equity REIT focused on student housing (chairman of the audit committee; member of the compensation committee). From 1990 to 2003, Mr. Dawson served as chief financial officer of Camden Property Trust and its predecessors, a multi-family REIT based in Houston with apartment operations, construction and development activities throughout the United States.

Jack Haraburda, age 69, has served as our director, a member of the Nominating and Corporate Governance Committee and the Chairman of the Compensation Committee since October 6, 2006. Mr. Haraburda served as a trustee and chairman of the compensation committee of AFT’s board of trustees from January 2006 until our merger with AFT. Mr. Haraburda is the managing partner of CJH Securities Information Group, a professional coaching business. Mr. Haraburda served as managing director for the Philadelphia Complex of Merrill Lynch, Pierce, Fenner & Smith Incorporated from 2003 to 2005. He has also served in various positions at Merrill Lynch from 1984 until 2003, including as managing director of Merrill Lynch’s Princeton Complex, resident vice president of Merrill Lynch’s Philadelphia Main Line Complex, marketing director and national sales manager of Merrill Lynch Life Agency and chairman of Merrill Lynch Metals Company. From 1980 to 1984, he was managing director of Comark Securities, a government securities dealer. From 1968 until 1980, he served as a financial advisor, national sales manager for the Commodity Division, manager of the Atlanta Commodity Office and the Bala Cynwyd office of Merrill Lynch.

James J. McEntee, III, age 50, has served as our director and as our Chief Executive Officer and President since October 6, 2006. Since 2003, Mr. McEntee has served as the chief operating officer of Cohen & Company, an alternative investment management firm that provides financing to small and mid-sized companies in financial services, real estate and other sectors. He also serves as a director of The Bancorp Bank, a bank holding company. Prior to joining Cohen & Company, Mr. McEntee was the co-founder and co-managing partner of Harron Capital, LP, a private equity fund, from 1999 to 2002. Mr. McEntee held various positions as a lawyer in private practice with the law firm of Lamb, Windle & McErlane, P.C. from 1990 to 2003, including as a partner and chairman of the firm’s business department.

Lance Ullom, age 39, has served as our director and a member of the Audit Committee and the Compensation Committee since October 6, 2006. Prior to becoming a director of the company, he served as a trustee and chairman of the nominating and corporate governance committee of AFT’s board of trustees. From January 2005 to November 2007, he was the executive vice president for E*TRADE Global Asset Management, or ETGAM. In this capacity he supervised all of ETGAM’s investment activities in mortgage-backed securities and other asset backed securities, mortgage loans, commercial lending, municipal securities, trust preferred securities, or TruPS, derivative products and collateralized debt obligation, or CDO, businesses. From 1996 to 2000, Mr. Ullom worked at Arbor Capital, a licensed broker dealer/mortgage hedge fund based in New York City, where he was responsible for trading structured bonds and whole loans. From 1991 to 1996, Mr. Ullom worked at Barclay Investments in various capacities from institutional sales to co-head of trading for all mortgage products.

Charles W. Wolcott, age 55, has served as our director since September 26, 2005 and is currently a member of the Audit Committee. He previously served as a member of the special committee in connection with our merger with AFT. Mr. Wolcott is currently president and chief executive officer of Allied Wolcott Company LLC, a company that specializes in the area of conservation real estate transactions. Since August 2007, he has also served as a director to Desert Capital REIT, Inc. (public but non-listed), a Las Vegas-based commercial mortgage REIT. From 2002 to 2006, he was the president and chief executive officer of Tecon Corporation, a diversified business operator. From 1993 to 2001, he was the president and chief executive officer of American Industrial Properties REIT (OTC: IND), a REIT that specializes on light industrial and office/flex space. From 1984 to 1992, Mr. Wolcott served in various capacities at Trammell Crow Company, a real estate management company, including president and chief executive officer of Trammell Crow Asset Services, where he oversaw a $10 billion portfolio of real estate assets. Mr. Wolcott received his M.B.A. from Harvard Business School in 1977.

The Board of Directors unanimously recommends that you vote “FOR” the election of the nine nominees listed above and set forth in Proposal 1. In the absence of instructions to the contrary, proxies solicited in connection with this proxy statement will be voted for such nominees.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings of the Board of Directors

During the 2007 fiscal year, our Board of Directors held 14 meetings. Each of the directors attended at least 75% of the total number of meetings of our Board of Directors held during 2007.

Committees of the Board of Directors

The Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board of Directors has affirmatively determined that each committee member satisfies the independence requirements of the NYSE and the SEC for membership on our Board committees. From time to time our Board of Directors may establish a new committee or disband a current committee depending upon the circumstances.

Audit Committee

The members of the Audit Committee are Messrs. Costello, Ullom and Wolcott. Mr. Costello is the Chairman of the Audit Committee. Our Board of Directors has determined that each of the members of the Audit Committee is “independent” within the meaning of the rules of the NYSE and the SEC and that each of the members of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. In addition, our Board of Directors has determined that Mr. Costello is an “audit committee financial expert” as defined by the SEC. The Audit Committee operates under a written charter that was originally adopted in 2006 and amended in 2007. A copy of the charter may be found on our website at http://www.alescofinancial.com and will be provided in print, without charge, to any stockholder who requests a copy. The Audit Committee met nine times in 2007. Each of the committee members attended at least 75% of the total number of meetings of our Audit Committee held during fiscal year 2007.

The Audit Committee has responsibility for engaging independent registered public accounting firms, reviewing with them the plans and results of the audit engagement, approving the professional services they provide to us, reviewing their independence and considering the range of audit and non-audit fees. The Audit Committee assists our Board of Directors with oversight of (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) the qualifications, independence and performance of the registered public accounting firm we employ for the audit of our financial statements; and (iv) the performance of the people responsible for our internal audit function. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in our annual proxy statement, conducts an annual review of its charter and evaluates its performance on an annual basis. The Audit Committee also establishes procedures for the receipt, retention, and treatment of complaints we receive regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee has the authority to retain counsel and other experts or consultants at the company’s expense that it deems necessary or appropriate to enable it to carry out its duties without seeking approval of the Board of Directors.

Compensation Committee

The members of the Compensation Committee are Messrs. Bennett, Haraburda and Ullom. Mr. Haraburda is the Chairman of the Compensation Committee. Our Board of Directors has determined that each of the members of the Compensation Committee is “independent” within the meaning of the rules of the NYSE.

The Compensation Committee assists our Board of Directors in discharging its responsibilities relating to compensation of our directors and officers. The Compensation Committee has overall responsibility for evaluating, recommending changes to and administering our compensation plans, policies and programs. Among other things, the Compensation Committee (i) reviews the company’s overall compensation structure, policies and programs; (ii) makes recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans with respect to the management agreement between us and our manager; (iii) annually reviews the compensation of directors for service on the Board of Directors and its committees and recommends changes in Board compensation; (iv) annually reviews the performance of our Chief Executive Officer and communicates the results of the review to the Chief Executive Officer and the Board of Directors; (v) produces an annual report on executive compensation for inclusion in our annual proxy statement; (vi) annually reviews and reassesses the adequacy of its charter and recommends any proposed changes to the Board for approval; and (vii) annually reviews its performance. The Compensation Committee has authority to grant awards under our 2006 Long-Term Incentive Plan. The Compensation Committee also has the authority to retain counsel and other experts or consultants at the company’s expense that it deems necessary or appropriate to enable it to carry out its duties without seeking approval of the Board of Directors.

The Compensation Committee operates under a written charter that was originally adopted in 2006. A copy of the charter may be found on our website at http://www.alescofinancial.com and will be provided in print, without charge, to any stockholder who requests a copy. The Compensation Committee met three times in 2007. Each of the committee members attended at least 75% of the total number of meetings of our Compensation Committee held during fiscal year 2007.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Chayette, Dawson and Haraburda. Mr. Dawson is the Chairman of the Nominating and Corporate Governance Committee. Our Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” within the meaning of the rules of the NYSE.

The Nominating and Corporate Governance Committee’s primary functions are to (i) recommend to the Board of Directors qualified candidates for election as directors and recommend a slate of nominees for election as directors at our annual meeting; (ii) periodically prepare and submit to the Board of Directors for adoption its selection criteria for director nominees; (iii) review and make recommendations on matters involving the general operation of the Board of Directors, including development and recommendation of our corporate governance guidelines; (iv) annually recommend to the Board of Directors nominees for each committee of the Board; and (v) facilitate the assessment of the Board’s performance as a whole and of the individual directors and report thereon to the Board of Directors. The Nominating and Corporate Governance Committee has the authority to retain counsel and other experts or consultants at the company’s expense that it deems necessary or appropriate to enable it to carry out its duties without seeking the approval of the Board of Directors.

The Nominating and Corporate Governance Committee operates under a written charter that was originally adopted in 2006. A copy of the charter may be found on our website at http://www.alescofinancial.com and will be provided in print, without charge, to any stockholder who requests a copy. The Nominating and Corporate Governance Committee met one time in 2007. All the committee members attended.

EXECUTIVE OFFICERS

We are externally managed and advised by Cohen & Company Management, LLC, which we refer to below as our manager. All of our current executive officers are employees of our manager or one or more of its affiliates. The following sets forth certain information with respect to our current executive officers:

Christian M. Carr, age 30, previously AFT’s chief accounting officer and controller, has served as our Chief Accounting Officer since October 6, 2006. Prior to joining Cohen & Company in April 2006, Mr. Carr worked in public accounting at various levels within Arthur Andersen LLP and KPMG LLP, most recently as manager, where he served a variety of public and private companies with financial services and real estate businesses from 1999 through 2006.

Daniel G. Cohen, age 38, previously AFT’s chairman, has served as our Executive Chairman since October 18, 2006. See “Proposal One — Election of Directors” above for Mr. Cohen’s biographical information.

James J. McEntee, III, age 50, previously AFT’s president & chief executive officer, has served as our President and Chief Executive Officer since October 6, 2006. See “Proposal One — Election of Directors” above for Mr. McEntee, III’s biographical information.

Shami J. Patel, age 39, previously AFT’s chief operating officer, is currently serving as our Chief Operating Officer and Chief Investment Officer, positions he has held since October 6, 2006. Mr. Patel has served as a managing director of Cohen & Company since 2002 where he oversees the structuring and execution of our transactions. He was a member of the board of directors and a co-chief executive officer of iATMglobal.net Corp. from 2000 to 2002. He was the chief financial officer of TRM Corporation, a consumer services company, from 1999 to 2000. He also served as vice president for Sirrom Capital, a $500 million mezzanine investment fund, from 1998 to 1999. Mr. Patel was an investment banker at Robertson Stephens & Co. in the business services and specialty finance groups from 1997 to 1998.

John J. Longino, age 50, previously AFT’s chief financial officer and treasurer, is currently serving as our Chief Financial Officer and Treasurer, positions he has held since October 6, 2006. Mr. Longino also serves as an executive vice president of Cohen & Company, which he joined in 2005. Mr. Longino was co-founder and co-managing partner of Apex Integrated Solutions LLC, a provider of outsourced accounting and finance services, from 2002 to 2005. Mr. Longino worked in public accounting from 1980 to 2002 at Arthur Andersen LLP, where he served a variety of public and private companies with real estate and financial services businesses. As a partner with Arthur Andersen LLP, Mr. Longino had responsibility for various public offerings, due diligence engagements and SEC matters. Also, from 1995 to 2000, Mr. Longino served as the partner-in-charge of administration and chief financial officer for Arthur Andersen’s Mid-Atlantic Market Circle, which included the firm’s Washington, D.C., Philadelphia, Baltimore, Lancaster and Richmond offices.

Messrs. Longino and Carr are exclusively dedicated to our business; however, they are employees of our manager. Messrs. Cohen, McEntee and Patel have other duties with Cohen & Company and its affiliates and are not exclusively dedicated to our business.

No director or executive officer was selected as a result of any arrangement or understanding between the director or executive officer or any other person. All executive officers are appointed annually by, and serve at the discretion of, our Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement describes our compensation program, objectives and policies for our executive officers. It provides qualitative information regarding the manner and context in which compensation is awarded to, and earned by, our executive officers and places in perspective the data presented in the tables and narrative below.

Overview

We have no employees. Pursuant to a management agreement between our manager and us, our manager is responsible for managing our business affairs. For more information regarding the various fees paid by us to our manager for advisory and other services performed under a management agreement, please see “Certain Relationships and Related Party Transactions — Transactions with Cohen & Company and Management Team — Management Agreement.” All of our executive officers are employees of our manager or one or more of its affiliates. We do not pay cash compensation to our executive officers. We also do not provide our executive officers with pension benefits, perquisites or other personal benefits to them. The only element of compensation that we provide our executive officers is equity compensation pursuant to our 2006 Long-Term Incentive Plan, which we refer to below as the Plan.

Compensation Philosophy and Objectives

Before the completion of our merger with AFT, we generally compensated our executive officers through a combination of base salary, annual bonus compensation and awards of stock options and restricted shares of common stock, which we refer to herein as restricted shares. Since the completion of the merger, we do not pay or accrue any salaries, bonuses or other compensation to our executive officers, other than equity compensation which may be granted under our Plan. Our manager, for whom our executive officers are employed, pays the base salaries and bonuses to our executive officers. We do not control how such fees are allocated by our manager to its employees. We understand that our manager takes into account the performance of our company as a factor in determining the compensation of its employees, and such compensation may be increased or decreased depending on our company’s performance.

The goal of our compensation program is to attract, motivate and retain the highly talented individuals needed to operate, acquire, develop and grow our business over the long-term. As such, we seek to provide compensation that will support the achievement of our financial and growth goals and objectives. When our performance exceeds the goals and objectives established for a particular performance period, we believe that our key personnel should be compensated appropriately. When our performance falls short of our financial or other objectives, we believe that our Compensation Committee should exercise its discretion in determining the appropriate compensation for our key personnel. To help achieve our goals and objectives and appropriately compensate our key personnel in light of our short and long-term performance and growth, we have structured an equity-based incentive compensation system designed to attract and maintain key personnel, induce them to remain with us, our subsidiaries and our manager and its affiliates, and encourage them to increase their efforts to make our business more successful.

Our Compensation Committee annually reviews our compensation programs to ensure that incentive opportunities are competitive and reflect our performance. The Compensation Committee may benchmark our compensation programs to comparative companies. To reinforce the importance of balancing short-term and long-term results, our key personnel may be provided with annual and long-term equity-based incentives granted under our Plan.

Equity-Based Compensation

The Plan is the only element of compensation that is subject to our discretion. The Plan is administered by the Compensation Committee, except that in certain circumstances the Board of Directors may act in its place. The purpose of the Plan is to attract key employees, directors, officers, advisors and consultants and to induce them to continue providing services to us and our subsidiaries and encourage them to increase their efforts to make our business more successful, whether directly or through our subsidiaries or other affiliates. In furtherance of these objectives, the Plan is designed to provide equity-based incentives to such persons in the form of options (including stock appreciation rights), restricted shares, phantom shares, dividend equivalent rights and other forms of equity based awards as contemplated by the Plan, with eligibility for such awards determined by the Compensation Committee. Our Compensation Committee and Board of Directors believe that awards of restricted shares, typically vesting over a period of three years or more, are the most effective of the equity-based incentives available under the Plan in accomplishing our compensation goals.

Equity-based awards to key personnel are generally subject to vesting periods in order to support the achievement of our performance goals over the long-term and to help retain key personnel. The Compensation Committee determines the number and type of equity-based incentives that should be awarded from time to time to key personnel in light of our compensation goals and objectives. The Compensation Committee strongly believes that by providing our key personnel with the opportunity to increase their ownership of our equity, the interests of stockholders and our key personnel will be more closely aligned. In addition, the Compensation Committee believes that an equity-based compensation is particularly appropriate for our company since we are an externally managed real estate investment trust, or REIT. REIT regulations require us to pay at least 90% of our earnings to stockholders as dividends. As a result, the Compensation Committee believes that our stockholders are principally interested in receiving attractive risk-adjusted dividends and growth in dividends and book value. Accordingly, the Compensation Committee wants to provide an incentive to our key personnel that rewards success in achieving these goals. Since we do not have the ability to retain earnings, the Compensation Committee believes that equity-based awards serve to align the interests of our key personnel with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth. The Compensation Committee believes that equity-based awards are consistent with our stockholders’ interest in book value growth as these individuals will be incentivized to grow book value for stockholders over time.

The Compensation Committee does not use a specific formula to calculate the number of equity awards awarded to executive officers under our Plan. The Compensation Committee does not explicitly set future award levels on the basis of what the executive officers earned from prior awards. While the Compensation Committee will take past levels into account, it will not solely base future awards in view of those past awards. Generally, in determining the specific amounts to be granted to an individual, the Compensation Committee will take into account factors such as the individual’s position, his contribution to our performance, market practices as well as the recommendation of our manager and executive officers.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, generally disallows a tax deduction to public corporations for compensation, other than performance-based compensation over $1 million paid to the principal executive officer, principal financial officer and the next three highest compensated executive officers to the extent that compensation of a particular executive exceeds $1 million in any one year. There are certain exceptions for qualified performance-based compensation in accordance with the Internal Revenue Code and corresponding regulations. However, given the fact that we are presently externally managed by our manager and the only compensation that currently may be paid to our executive officers are incentive awards pursuant to our Plan, it is unlikely that Section 162(m) will have any material effect on us.

Beginning on January 1, 2006, we began accounting for stock-based payments through our Plan in accordance with the requirements of the Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” or FAS 123R.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the company specifically incorporates this report of the Compensation Committee by reference therein.

The Compensation Committee is comprised entirely of independent directors as determined by the Board of Directors within the meaning of the applicable NYSE listing standards currently in effect. The Board designates the members and the Chairman of the Compensation Committee on an annual basis.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2007.

Respectfully Submitted,

Compensation Committee
Jack Haraburda, Chairman
Rodney E. Bennett
Lance Ullom

EXECUTIVE COMPENSATION

On October 6, 2006, upon completion of our merger with AFT, we assumed AFT’s management agreement with Cohen & Company Management, LLC, our manager. Pursuant to the terms of the management agreement, our manager is responsible for managing our affairs. As of October 6, 2006 all of our executive officers are employees of our manager or one or more of its affiliates and our manager or its affiliates compensates each of our executive officers. Our executive officers do not receive cash compensation from us for serving as our executive officers. However, we may from time to time, at the discretion of the Compensation Committee, grant options to purchase shares of common stock, restricted shares and other equity-based awards to our executive officers pursuant to our Plan. For a description of the management agreement, please see “Certain Relationships and Related Party Transactions — Transactions with Cohen & Company and Management Team — Management Agreement.”

Compensation of Executive Officers

The following table summarizes the equity compensation awarded by us to James J. McEntee, III, our Chief Executive Officer and President, John J. Longino, our Chief Financial Officer and Treasurer, and our three other most highly compensated executive officers for the fiscal year ended December 31, 2007, which we refer to herein as our “named executive officers.”

Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)	($)	($)(2)	($)

James J. McEntee, III,	2007	—	—	420,578	—	—	—	312,533	733,111
Chief Executive Officer & President(3)	2006	—	—	—	—	—	—	—	—
John J. Longino	2007	—	—	355,805	—	—	—	125,778	481,583
Chief Financial Officer & Treasurer(4)	2006	—	—	138,794	—	—	—	11,886	150,680
Daniel G. Cohen	2007	—	—	656,004	—	—	—	503,370	1,159,374
Chairman of the Board of Directors & Executive Officer(5)	2006	—	—	—	—	—	—	—	—
Shami J. Patel	2007	—	—	340,037	—	—	—	98,598	438,635
Chief Operating Officer & Chief Investment Officer(6)	2006	—	—	161,926	—	—	—	13,867	175,793
Christian M. Carr	2007	—	—	34,015	—	—	—	26,225	60,240
Chief Accounting Officer(7)	2006	—	—	—	—	—	—	—	—

(1)	Amounts in this column do not reflect equity compensation actually received by the named executive officer. Amount shown represent compensation costs recognized by the company during the fiscal years ended December 31, 2007 and 2006 for restricted shares using the fair value based methodology prescribed by FAS 123R and EITF Issue No. 96-18. “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” or EITF No. 96-18. The assumptions used by the company to calculate the value of these restricted shares are incorporated herein by reference to Note 8 to the consolidated financial statements included in the company’s annual report on Form 10-K for the year ended December 31, 2007. At December 31, 2007, the aggregate number of restricted shares outstanding was as follows: Mr. McEntee, III — 251,446; Mr. Longino — 101,293; Mr. Cohen — 417,988; Mr. Patel — 76,034; and Mr. Carr — 21,874.
(2)	Represents dividends paid on the restricted shares held by the named executive officers.
(3)	Mr. McEntee has served as our Chief Executive Officer and President since October 6, 2006 when we consummated our merger with AFT. Mr. McEntee is an employee of Cohen & Company and received no cash compensation from us in 2007 and 2006.
(4)	Mr. Longino has served as our Chief Financial Officer and Treasurer since October 6, 2006 when we consummated our merger with AFT. Mr. Longino is an employee of Cohen & Company and received no cash compensation from us in 2007 and 2006.
(5)	Mr. Cohen has served as our Chairman of the Board of Directors since October 6, 2006 and when we consummated our merger with AFT and as our Executive Chairman since October 18, 2006. Mr. Cohen is an employee of Cohen & Company and received no cash compensation from us in 2007 and 2006.
(6)	Mr. Patel has served as our Chief Operating Officer and Chief Investment Officer since October 6, 2006 when we consummated our merger with AFT. Mr. Patel is an employee of Cohen & Company and received no cash compensation from us in 2007 and 2006.
(7)	Mr. Carr has served as our Chief Accounting Officer since October 6, 2006 when we consummated our merger with AFT. Mr. Carr is an employee of Cohen & Company and received no cash compensation from us in 2007 and 2006.

Grants of Plan-Based Awards in 2007

The following table sets forth certain information with respect to each award made under our Plan to a named executive officer in the fiscal year ended December 31, 2007.

								All Other		All Other		Grant
								Stock		Option		Date
								Awards;		Awards;	Exercise or	Fair
								Number of		Number of	Base	Value of
		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts			Shares of		Securities	Price of	Stock and
		Incentive Plan Awards			Under Equity Incentive Plan Awards			Stock or		Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units		Options	Awards	Awards(1)
Name	Date	($)	($)	($)	($)	($)	($)	(#)		(#)	($/Sh)	($)

James J. McEntee, III	01/31/2007	—	—	—	—	—	—	179,705	(2)	—	—	2,036,055
	05/25/2007	—	—	—	—	—	—	140,000	(3)	—	—	1,394,400
John J. Longino	01/31/2007	—	—	—	—	—	—	27,300	(4)	—	—	309,309
	05/25/2007	—	—	—	—	—	—	80,000	(5)	—	—	796,800
Daniel G. Cohen	01/31/2007	—	—	—	—	—	—	246,205	(6)	—	—	2,789,500
	05/25/2007	—	—	—	—	—	—	280,000	(7)	—	—	2,788,800
Shami J. Patel	01/31/2007	—	—	—	—	—	—	13,500	(8)	—	—	152,955
	05/25/2007	—	—	—	—	—	—	60,000	(9)	—	—	597,600
Christian M. Carr	01/31/2007	—	—	—	—	—	—	12,500	(10)	—	—	141,625
	05/25/2007	—	—	—	—	—	—	15,000	(11)	—	—	149,400

(1)	The value of a stock award is based on the fair value as of the grant date of such award determined pursuant to FAS 123R.
(2)	Vests, pro rata, on the last day of each three-month period commencing on April 30, 2007 and ending on January 31, 2010.
(3)	Vests, pro rata, on the last day of each three-month period commencing on July 31, 2007 and ending on April 31, 2010.
(4)	Vests, pro rata, on the last day of each three-month period commencing on April 30, 2007 and ending on January 31, 2010.
(5)	Vests, pro rata, on the last day of each three-month period commencing on July 31, 2007 and ending on April 31, 2010.
(6)	Vests, pro rata, on the last day of each three-month period commencing on April 30, 2007 and ending on January 31, 2010.
(7)	Vests, pro rata, on the last day of each three-month period commencing on July 31, 2007 and ending on April 31, 2010.
(8)	Vests, pro rata, on the last day of each three-month period commencing on April 30, 2007 and ending on January 31, 2010.
(9)	Vests, pro rata, on the last day of each three-month period commencing on July 31, 2007 and ending on April 31, 2010.
(10)	Vests, pro rata, on the last day of each three-month period commencing on April 30, 2007 and ending on January 31, 2010.
(11)	Vests, pro rata, on the last day of each three-month period commencing on July 31, 2007 and ending on April 31, 2010.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table summarizes the equity awards we have made to each of the named executive officers that were outstanding as of December 31, 2007.

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market or
			Incentive					Awards:	Payout
			Plan					Number of	Value of
			Awards:				Market	Unearned	Unearned
	Number of	Number of	Number of			Number of	Value of	Shares,	Shares,
	Securities	Securities	Securities			Shares or	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			Units of	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option		Stock	Stock	Rights	Rights
	Options	Options	Unearned	Exercise	Option	That Have	That Have	That Have	That Have
	(#)	(#)	Options	Price	Expiration	Not Vested	Not Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)(1)	(#)	($)

James J. McEntee, III	—	—	—	—	—	224,803	737,354	—	—
John J. Longino	—	—	—	—	—	92,351	302,910	—	—
Daniel G. Cohen	—	—	—	—	—	374,137	1,227,168	—	—
Shami J. Patel	—	—	—	—	—	70,509	231,270	—	—
Christian M. Carr	—	—	—	—	—	19,583	64,233	—	—

(1)	The amounts set forth in this column equal the number of restricted shares indicated multiplied by the closing price of our common stock ($3.28) as reported by the NYSE on December 31, 2007, the last trading day of 2007.

Option Exercises and Stock Vested

The following table shows information regarding option exercises and vesting of stock awards for each named executive officer during the year ended December 31, 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized on	Shares Acquired	Value Realized on
Name	on Exercise (#)	Exercise ($)	on Vesting (#)	Vesting(1) ($)

James J. McEntee, III(2)	—	—	68,260	362,321
John J. Longino(3)	—	—	48,460	346,386
Daniel G. Cohen(4)	—	—	108,218	560,118
Shami J. Patel(5)	—	—	46,393	353,363
Christian M. Carr(6)	—	—	5,625	29,004

(1)	Amount reflects the market value of the stock on the day the stock vested.
(2)	Consists of (i) 179,705 restricted shares awarded on January 31, 2007 under the Plan, which vest, pro rata, on the last day of each three-month period commencing on April 30, 2007 and ending on January 31, 2010; and (ii) 140,000 restricted shares awarded on May 25, 2007 under the Plan, which vest, pro rata, on the last day of each three-month period commencing on July 31, 2007 and ending on April 30, 2010.
(3)	Consists of (i) 33,692 shares of AFT restricted shares of beneficial interest, which were converted in our merger with AFT into 42,452 restricted shares of our common stock, one-third of which vested on January 31, 2007 and the remaining which vest, pro rata, on the last day of each three-month period commencing on March 31, 2007 and ending on December 31, 2008; (ii) 27,300 restricted shares awarded on January 31, 2007 under the Plan, which vest, pro rata, on the last day of each three-month period commencing on April 30, 2007 and ending on January 31, 2010; and (iii) 80,000 restricted shares awarded on May 25, 2007 under the Plan, which vest, pro rata, on the last day of each three-month period commencing on July 31, 2007 and ending on April 30, 2010.
(4)	Consists of (i) 246,205 restricted shares awarded on January 31, 2007 under the Plan, which vest, pro rata, on the last day of each three-month period commencing on April 30, 2007 and ending on January 31, 2010; and (ii) 280,000 restricted shares awarded on May 25, 2007 under the Plan, which vest, pro rata, on the last day of each three-month period commencing on July 31, 2007 and ending on April 30, 2010.
(5)	Consists of (i) 39,307 shares of AFT restricted shares of beneficial interest, which were converted in our merger with AFT into 49,527 restricted shares of our common stock, one-third of which vested on January 31, 2007 and the remaining which vest, pro rata, on the last day of each three-month period commencing on March 31, 2007 and ending on December 31, 2008; (ii) 13,500 restricted shares awarded on January 31, 2007 under the Plan, which vest, pro rata, on the last day of each three-month period commencing on April 30, 2007 and ending on January 31, 2010; and (iii) 60,000 restricted shares awarded on May 25, 2007 under the Plan, which vest, pro rata, on the last day of each three-month period commencing on July 31, 2007 and ending on April 30, 2010.
(6)	Consists of (i) 12,500 restricted shares awarded on January 31, 2007 under the Plan, which vest, pro rata, on the last day of each three-month period commencing on April 30, 2007 and ending on January 31, 2010; and (ii) 15,000 restricted shares awarded on May 25, 2007 under the Plan, which vest, pro rata, on the last day of each three-month period commencing on July 31, 2007 and ending on April 30, 2010.

Pension Benefits

We do not provide our executive officers with payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

We do not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our executive officers.

Employment Agreements

We are managed by our manager and we have no employment agreements with our named executive officers. We therefore do not have an obligation to pay our named executive officers any form of compensation upon such officer’s termination of employment, except with respect to restricted shares award agreements entered into between the named executive officers and us under the Plan. Under the restricted shares award agreements, if the employment of Messrs. McEntee, III, Longino, Cohen, Patel or Carr is terminated due to death, disability or retirement, or is terminated by the company for any reason other than cause, or in the event of a change of control (as defined in the Plan) or the termination of the management agreement, then the restrictions on the unvested restricted shares held by such named executive officers will immediately lapse. The potential payments to our named executive officers in connection with such termination, assuming such termination was effective as of December 31, 2007, can be seen in the table above titled “Outstanding Equity Awards at Fiscal Year-End 2007” under the column “Market Value of Shares or Units of Stock That Have Not Vested.”

For a description of the material terms of the restricted shares award agreements, please see “Certain Relationships and Related Party Transactions — Transactions with Directors and Officers — Restricted Shares Award Agreements — Grant of Restricted Shares.”

COMPENSATION OF DIRECTORS

Members of our Board of Directors who are employed by our manager or its affiliates, such as Daniel G. Cohen and James J. McEntee, III, do not receive additional compensation for serving on our Board of Directors. The table below summarizes the compensation information for our non-employee directors for the fiscal year ended December 31, 2007. James J. McEntee, III, our Chief Executive Officer and President, and Daniel G. Cohen, our Chairman of the Board of Directors and Executive Officer, are not included in this table as they are deemed “named executive officers” of the company. Compensation for each of Mr. McEntee, III and Mr. Cohen is shown below under “Executive Compensation — Summary Compensation Table.”

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	or Paid	Stock	Option	Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	($)	($)(3)	($)

Rodney E. Bennett	45,500	15,867	—	—	—	6,394	67,760
Marc Chayette	44,500	15,867	—	—	—	6,394	66,760
Thomas P. Costello	73,500	51,994	—	—	—	14,773	140,266
G. Steven Dawson	52,500	15,867	—	—	—	6,394	74,760
Jack Haraburda	55,000	51,994	—	—	—	14,773	121,766
Lance Ullom	55,000	51,994	—	—	—	14,773	121,766
Charles W. Wolcott	52,500	15,867	—	—	—	6,394	74,760

(1)	Amounts in this column represent annual board fees and annual chair fees paid to non-employee directors for service in 2007.
(2)	Amounts in this column do not reflect equity compensation actually received by the non-employee directors. Amounts shown represent compensation costs recognized by the company in 2007 for restricted shares using the fair value based methodology prescribed by FAS 123R and EITF No. 96-18. The assumptions used by the company to calculate the value of these restricted shares are incorporated herein by reference to Note 8 to the consolidated financial statements included in the company’s annual report on Form 10-K for the year ended 2007. At December 31, 2007, the aggregate number of restricted shares outstanding for each of the directors was as follows: Mr. Bennett — 6,250; Mr. Chayette — 6,250; Mr. Costello — 10,450; Mr. Dawson — 6,250; Mr. Haraburda — 10,450; Mr. Ullom — 10,450; Mr. Wolcott — 6,250.
(3)	Amounts in this column represent the value of dividends paid in 2007 on the restricted shares held by each non-employee director.

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In accordance with our current compensation policy, non-employee directors each received an annual fee in the amount of $35,000 for serving as a director for the fiscal year ended December 31, 2007. Each non-employee director also received $1,000 for each meeting of our Board of Directors or a committee of our Board of Directors that he attended in person, and $500 for each meeting of our Board of Directors or a committee of our Board of Directors that he attended telephonically. The Chairman of our Audit Committee, the Chairman of our Compensation Committee and the Chairman our Nominating and Corporate Governance Committee received additional annual fees of $20,000, $7,500 and $7,500 respectively. The annual fee and the meeting fees were paid in cash. In addition, under our Plan, each non-employee director received a grant of 7,500 restricted shares, which restrictions vest, pro rata, on the last day of each three-month period commencing on July 31, 2007 and ending on April 30, 2010, subject to the non-employee director being a member of the Board on the date such award is expected to vest.

On April 24, 2008, the Compensation Committee recommended, and the Board of Directors voted to approve, an increase in the compensation paid to the non-employee directors. Following April 24, 2008, the annual fee paid to non-employee directors will increase from $35,000 to $50,000 and each non-employee director will receive an increased fee of $2,000, up from $1,000, for each meeting of our Board of Directors that he attends in person. Each non-employee director will continue to receive $1,000 for each meeting of a committee of our Board of Directors that he attends in person, and $500 for each meeting of our Board of Directors or a committee of our Board of Directors that he attends telephonically. In addition, the company plans to grant $55,250 worth of restricted shares to each of our non-employee directors if the amendment to our Plan, set forth under Proposal 2 in this proxy statement, is approved by stockholders. The number of restricted shares to be awarded will be calculated based on the closing price of our common stock on the date of grant. Such restricted shares will vest pro rata over a period of three years. In the event that our stockholders do not approve the amendment to our Plan, we expect to use our cash resources to compensate our non-employee directors.

We reimburse all non-employee directors for travel and other reasonable expenses incurred in connection with attending our Board and committee meetings.

PROPOSAL TWO — APPROVAL OF THE AMENDMENT TO OUR 2006
LONG-TERM INCENTIVE PLAN

General

Following our merger with AFT in 2006, our Board of Directors adopted, and our stockholders approved, the 2006 Long-Term Incentive Plan. The Plan was subsequently amended in 2007 to increase the total number of shares of common stock available to be granted under the Plan and to increase the maximum number of shares of common stock that may be granted to any one eligible person in any one year. The Plan, as amended, provides that, subject to adjustment upon certain corporate transactions or events, the total number of shares of our common stock that may be awarded under the Plan may not exceed 1,665,000 and the maximum number of shares that may be granted to any one eligible person in any one year may not exceed 600,000. As of April 24, 2008, there were no outstanding equity-based awards under the Plan other than 1,092,065 restricted shares and we had 14,084 shares of common stock available to be awarded under the Plan.

The purpose of the Plan is to attract key employees, directors, officers, advisors and consultants and to induce them to continue to provide services to us and our subsidiaries and encourage them to increase their efforts to make our business more successful, whether directly or through our subsidiaries or other affiliates. In furtherance of these objectives, the Plan is designed to provide equity-based incentives to such persons in the form of options (including stock appreciation rights), restricted shares, phantom shares, dividend equivalent rights and other forms of equity based awards as contemplated by the Plan, with eligibility for such awards determined by our Compensation Committee.

Our Board of Directors is proposing a 2,500,000 increase in the number of shares of common stock available for issuance under the Plan so that the total number of shares of our common stock that may be awarded under the Plan can be increased from 1,665,000 to 4,165,000. The proposed amendment to the Plan, a copy of which is attached as Appendix A to this proxy statement was approved by our Board of Directors on April 24, 2008, but remains subject to stockholder approval. Our Board of Directors believes that this amendment is necessary to ensure that the number of shares remaining available for issuance under the Plan is sufficient, in light of our current capitalization, to allow us to continue to attract, retain and motivate key individuals who are essential to our long-term growth and financial success. Other than this amendment, we are not proposing to change any of the other terms of the Plan.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to amend the Plan, as set forth in Proposal 2. In the absence of instructions to the contrary, proxies solicited in connection with this proxy statement will be voted for such amendment to the Plan.

Description of the Plan

The following is a summary of the Plan, as it is proposed to be amended. The summary is qualified in its entirety by reference to the complete text of the Plan, which, as amended, is incorporated herein by reference.

The characterization of options, including whether options shall constitute “incentive stock options” for purposes of Section 422(b) of the Internal Revenue Code, is determined by the Compensation Committee. Additionally, the exercise price for each option that is intended to qualify for an exception from the limitation imposed by Section 162(m) of the Internal Revenue Code shall not be less than 100% of the fair market value of the underlying stock on the day the option is granted, or 110% in the case of an incentive stock option granted to a 10% stockholder.

The Compensation Committee is responsible for determining the vesting schedules of grants of restricted shares, and, except to the extent restricted under the award agreement, a Plan participant who has been granted restricted shares has all of the rights of a stockholder of the company, including the right to vote his or her shares and the right to receive cash dividends. Cash dividends on such shares are paid to holders unless provided otherwise.

The Compensation Committee may authorize the granting of phantom shares to eligible persons. Phantom shares represent a future right to receive the fair market value of a share of our common stock or, if provided by the Compensation Committee, the right to receive the fair market value of a share of our common stock in excess of a base value.

In connection with the payment of dividend equivalents rights, the Compensation Committee may provide that such amounts be converted into cash or additional common stock. Dividend equivalents granted in relation to options that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code are payable regardless of whether the related option is exercised.

As stated above, the Plan currently provides that, subject to adjustment upon certain corporate transactions or events, the total number of shares of our common stock that may be awarded under the Plan may not exceed 1,665,000 shares. If the proposal to amend the Plan is approved by stockholders, the total number of shares of common stock that may be awarded under the Plan may not exceed 4,165,000 shares, subject to adjustment upon certain corporate transactions or events.

If an option or other award granted under the Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, again becomes available for the issuance of additional awards. Unless previously terminated by our Board of Directors, no new award may be granted under the Plan after the tenth anniversary of the date that the Plan was initially approved by the Board of Directors or, if earlier, by our stockholders.

The Plan is administered by the Compensation Committee (provided that in certain circumstances the Board of Directors may act in place of the Compensation Committee). If we are involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of substantially all of our assets or our stock, or a transaction similar thereto, or upon certain changes in capital structure and other similar events, the Compensation Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the Compensation Committee determines that the adjustments do not have an adverse economic impact on the Plan participants, as determined at the time of the adjustments.

In no event may an eligible person under the Plan receive options for more than 250,000 shares on an annual basis, and the maximum number of shares that may underlie awards, other than options, granted in any one year to any eligible person may not exceed 600,000. Subject to adjustment upon certain corporate transactions or events, options with respect to an aggregate of no more than 500,000 shares may be granted under the Plan.

Each option granted under the Plan is exercisable after the period or periods specified in the award agreement, which generally will not exceed 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder, if permitted under the Plan).

Subject to the limitations provided for in the Plan, our Board of Directors may amend the Plan as it deems advisable, except that it may not amend the Plan in any way that would adversely affect a participant with respect to an award previously granted unless the amendment is required in order to comply with applicable laws. In addition, our Board of Directors may not amend the Plan without stockholder approval if the amendment, in the absence of stockholder approval, would cause the Plan to fail to comply with any requirement of applicable law or regulation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Our directors and executive officers are eligible to receive awards under our Plan. Amending the Plan to increase the total number of shares of common stock available to be granted under the Plan will enable us to continue to provide equity-based incentives to our directors, executive officers and other key personnel in the future, as and if recommended by our Compensation Committee and approved by our Board of Directors. Directors and executive officers may benefit from the payment of such equity-based awards. The company plans to grant $55,250 worth of restricted shares to each of our non-employee directors if the amendment to our Plan, set forth under Proposal 2 in this proxy statement, is approved by stockholders. The number of restricted shares to be awarded will be calculated based on the closing price of our common stock on the date of grant. Since the Compensation Committee has the discretion to determine which eligible persons will receive awards under the Plan, future awards to directors, executive officers and other key personnel are not generally determinable.

PROPOSAL THREE — RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP to be the company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required under the laws of the State of Maryland, by our Bylaws or otherwise. However, our Board of Directors believes that it is good corporate practice to seek stockholder ratification of the selection of our independent registered public accounting firm. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm during the year if it determines that such a change would be in our best interests and those of our stockholders.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 as set forth in Proposal 3. In the absence of instructions to the contrary, proxies solicited in connection with this proxy statement will be voted for such ratification.

PRINCIPAL ACCOUNTING FIRM FEES

On October 13, 2006, Hancock resigned as our independent registered public accounting firm effective as of the filing of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. Hancock’s reports on our financial statements for the year ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the period in which Hancock was engaged, beginning in October 2005 and including the subsequent interim periods preceding Hancock’s resignation, there were no disagreements between us and Hancock on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Hancock would have caused it to make reference thereto in, or in connection with, its reports on the financial statements for the period covered by its audit, and there were no reportable events as specified in Item 304(a)(1)(v) of Regulation S-K.

Our acquisition by merger of AFT, which was completed on October 6, 2006, was a “reverse merger” for accounting purposes, which means that AFT was considered our acquirer for accounting purposes. Ernst & Young LLP had served as the independent registered public accounting firm for AFT. On November 6, 2006, our Audit Committee engaged Ernst & Young LLP to replace Hancock as our independent registered public accounting firm for the year ending December 31, 2006. Ernst & Young LLP’s reports on our financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In addition, during our two most recent fiscal years and the subsequent interim period, neither us nor anyone acting on our behalf has consulted with Ernst & Young LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided by Ernst & Young LLP that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” as defined in Item 304(a)(1) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

Aggregate fees billed to us for the years ended December 31, 2007 and 2006 were as follows:

	2007	2006

Audit Fees	$1,335,029	$1,247,365
Audit-Related Fees	265,333	658,486
Tax Fees	151,800	54,000
All Other Fees	584,136	523,800

Total	$2,336,298	$2,483,651

The aggregate audit fees incurred during the fiscal years ended December 31, 2007 and December 31, 2006 represent fees for professional services rendered for the audits of our consolidated financial statements and of our internal control over financial reporting and the limited reviews of our unaudited consolidated interim financial statements. The aggregate audit-related fees incurred during the fiscal years ended December 31, 2007 and December 31, 2006 represent assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not disclosed under “Audit Fees” above. These services consisted primarily of SEC filings, including the issuance of comfort letters and consents for filings initiated by us. The aggregate tax fees incurred during the fiscal years ended December 31, 2007 and December 31, 2006 represent tax compliance services provided to consolidated CDO entities. The aggregate fees incurred during the fiscal years ended December 31, 2007 and December 31, 2006 for all other fees represent agreed upon procedures for services provided to consolidated CDO entities.

With respect to the 2006 audit fees, $59,318 of the fees were for services provided by Hancock through the date of their resignation in October 2006, and $1,188,047 of the fees were for services provided by Ernst & Young LLP from the time of their engagement in November 2006 through December 31, 2006, including the audit of the December 31, 2006 financial statements. With respect to the 2006 audit-related fees, $93,867 of the fees were for services provided by Hancock and $564,619 of the fees were for services provided by Ernst & Young LLP. All tax and other fees during 2006 were billed by Ernst & Young LLP.

Our Audit Committee must pre-approve all audit services and non-audit services provided to us or our subsidiaries by our independent registered public accounting firm, except for non-audit services covered by the de minimus exception in Section 10A of the Securities Exchange Act of 1934, as amended. The Audit Committee pre-approved all services provided by Ernst & Young LLP and Hancock.

The Audit Committee considers and pre-approves any audit and non-audit services to be performed by our independent registered public accounting firm at its regularly scheduled and special meetings. The Audit Committee has delegated to its Chairman, an independent member of our Board of Directors, the authority to grant pre-approvals of all audit, review and attest services and non-attest services other than the fees and terms for the company’s annual audit, provided that any such pre-approval by the Chairman shall be reported to the Audit Committee at its next scheduled meeting.

The Audit Committee has considered whether the provision of these services is compatible with maintaining the independent registered public accounting firm’s independence and has determined that such services have not adversely affected the independence of our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is a report by the Audit Committee regarding the responsibilities and functions of the Audit Committee. This report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the company specifically incorporates this report of the Audit Committee by reference therein.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors in accordance with the Audit Committee charter. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles, or GAAP. Our independent registered public accounting firm is responsible for performing an audit of the consolidated financial statements and an audit of the effective operation of the company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review these processes. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements in the annual report on Form 10-K for the year ended December 31, 2007, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the company, the quality of such principles and practices, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management and the independent registered public accounting firm the company’s internal controls over financial reporting, including a review of management’s and the independent registered public accounting firm’s assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses and discussed with management and the independent registered public accounting firm, as applicable, the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002, as amended, to accompany the company’s periodic filings with the SEC.

In addition, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the company that might bear on their independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect, discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to their independence. When considering the independence of the independent registered public accounting firm, the Audit Committee considered whether their provision of services to the company beyond those rendered in connection with their audit of the company’s consolidated financial statements and reviews of its consolidated financial statements, including in its quarterly reports on Form 10-Q, was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the maters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards (SAS) No. 61, as amended, “Communication with Audit Committees,” SAS 99 “Consideration of Fraud in a Financial Statement Audit,” and SEC rules discussed in Final Release Nos. 33-8 183 and 33-8183a.

In reliance on the reviews and discussions referred to above, but subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee charter in effect in

2007, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements for the year ended December 31, 2007 be included in the annual report on Form 10-K.

The Audit Committee is composed of three independent non-employee directors and operates under a written charter adopted by the Board of Directors (which is available on our website at http://www.alescofinancial.com). The Audit Committee consists of Messrs. Wolcott, Ullom and Costello, who serves as the Chairman. The Board of Directors, in its judgment, has determined that each committee member meets the independence requirements of the SEC and NYSE. The Board of Directors has also determined that each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the applicable NYSE listing standards currently in effect, and that Mr. Costello is an “audit committee financial expert,” as defined under Item 401(h) of Regulation S-K.

The Audit Committee held nine meetings during fiscal year 2007. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and the independent registered public accounting firm. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with GAAP or that Ernst & Young LLP is in fact “independent.”

Respectfully Submitted,

Audit Committee
Thomas P. Costello, Chairman
Charles W. Wolcott
Lance Ullom

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 10, 2008 by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each current director, (3) each current executive officer and (4) all current directors and executive officers as a group. The number of shares of our stock beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any stock as to which the individual has the sole or shared voting power or investment power and also any stock that the individual has a right to acquire within 60 days from April 10, 2008 through the exercise of any share option or other right. Unless otherwise indicated, each person has sole voting and investment power with respect to the stock set forth in the following table. The information set out in this table is based on SEC filings made by the beneficial owners and/or information supplied to us by the beneficial owners (and was accurate as of the date such information was provided).

	Amount and Nature
	of Beneficial		Percent of
Name and Address of Beneficial Owners(1)	Ownership		Class(2)

Leon Cooperman	3,284,958	(3)	5.53%
Daniel G. Cohen	1,392,116	(4)	2.53%
James J. McEntee, III	506,141	(5)	*
G. Steven Dawson	109,375	(6)	*
John J. Longino	162,806	(7)	*
Shami J. Patel	152,293	(8)	*
Charles W. Wolcott	40,000	(9)	*
Lance Ullom	37,100	(10)	*
Thomas P. Costello	32,600	(11)	*
Jack Haraburda	28,236	(12)	*
Christian M. Carr	27,500	(13)	*
Rodney E. Bennett	17,500	(14)	*
Marc Chayette	9,000	(15)	*
All directors and executive officers as a group (12 persons)	2,514,667		4.23%

*	Beneficial ownership of less than 1% of the class is omitted.
(1)	The address for all of our officers and directors is c/o Alesco Financial Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104.
(2)	Based on 59,455,964 shares of our common stock outstanding as of April 10, 2008.
(3)	Leon Cooperman may be deemed the beneficial owner of 3,284,958 shares of common stock, which includes 934,318 shares of common stock held by Omega Capital Partners, L.P., 207,298 shares of common stock held by Omega Equity Investors, L.P., 400,000 shares of common stock held by the Leon and Toby Cooperman Foundation and 1,243,342 shares of common stock held by a limited number of institutional clients to which Omega Advisors, Inc. serves as discretionary investment advisor. Mr. Cooperman is the ultimate controlling person of Omega Capital Partners, L.P., Omega Equity Investors, L.P. and Omega Advisors, Inc., and is one of the trustees of the Leon and Toby Cooperman Foundation. The number of shares of common stock with respect to which Mr. Cooperman has sole voting and dispositive power is 2,041,616. The number of shares of common stock with respect to which Mr. Cooperman shares voting and dispositive power is 1,243,342. This information is based solely on a Schedule 13G filed with the SEC on February 6, 2008. The address for this stockholder is 88 Pine Street, Wall Street Plaza, 31st Floor, New York, New York 10005.
(4)	Includes 504,000 shares of common stock held by Cohen & Company, a company which Mr. Cohen may be deemed to control. Mr. Cohen disclaims any interest in the 504,000 shares beyond his pecuniary interest. Also includes 374,137 restricted shares that have yet to vest under our Plan. 164,137 of such restricted shares will vest, pro rata, in eight installments from April 30, 2008 until January 31, 2010 and 210,000 of such restricted shares will vest, pro rata, in nine installments from April 30, 2008 until April 30, 2010. Of these shares, 32,500 shares of common stock are pledged by Mr. Cohen as security.
(5)	Includes 224,803 restricted shares that have yet to vest under our Plan. 119,803 of such restricted shares will vest, pro rata, in eight installments from April 30, 2008 until January 31, 2010 and 105,100 of such restricted shares will vest, pro rata, in nine installments from April 30, 2008 until April 30, 2010.

(6)	Includes 48,000 shares of common stock held by Corriente Partners, L.P., which is a limited partnership owned entirely by Mr. Dawson and his wife. Mr. Dawson has full voting and investment control over these securities. Also includes 5,625 restricted shares that have yet to vest under our Plan, which will vest, pro rata, in nine installments from April 30, 2008 until April 30, 2010.
(7)	Includes 1,000 shares of common stock held by Mr. Longino’s wife. Mr. Longino disclaims beneficial ownership of 1,000 shares of common stock held by his wife. Also includes 88,813 that have yet to vest under our Plan. 10,613 of such restricted shares will vest, pro rata, on June 30, 2008, September 30, 2008 and December 31, 2008; 18,200 of such restricted shares will vest, pro rata, in eight installments from April 30, 2008 until January 31, 2010; and 60,000 of such restricted shares will vest, pro rata, in nine installments from April 30, 2008 until April 30, 2010.
(8)	Includes 66,382 restricted shares that have yet to vest under our Plan. 12,382 of such restricted shares will vest, pro rata, on June 30, 2008, September 30, 2008 and December 31, 2008; 9,000 of such restricted shares will vest, pro rata, in eight installments from April 30, 2008 until January 31, 2010; 45,000 of such restricted shares will vest, pro rata, in nine installments from April 30, 2008 until April 30, 2010.
(9)	Includes 5,625 restricted shares that have yet to vest under our Plan, which will vest, pro rata, in nine installments from April 30, 2008 until April 30, 2010.
(10)	Includes 8,775 restricted shares that have yet to vest our Plan. 3,150 of such restricted shares will vest, pro rata, on June 30, 2008, September 30, 2008 and December 31, 2008; and 5,625 of such restricted shares will vest, pro rata, in nine installments from April 30, 2008 until April 30, 2010.
(11)	Includes 8,775 restricted shares that have yet to vest our Plan. 3,150 of such restricted shares will vest, pro rata, on June 30, 2008, September 30, 2008 and December 31, 2008; and 5,625 of such restricted shares will vest, pro rata, in nine installments from April 30, 2008 until April 30, 2010.
(12)	Includes 8,775 restricted shares that have yet to vest our Plan. 3,150 of such restricted shares will vest, pro rata, on June 30, 2008, September 30, 2008 and December 31, 2008; and 5,625 of such restricted shares will vest, pro rata, in nine installments from April 30, 2008 until April 30, 2010.
(13)	Includes 19,583 restricted shares that have yet to vest under our Plan. 8,333 of such restricted shares will vest, pro rata, in eight installments from April 30, 2008 until January 31, 2010 and 11,250 of such restricted shares will vest, pro rata, in nine installments from April 30, 2008 until April 30, 2010.
(14)	Includes 5,625 restricted shares that have yet to vest under our Plan, which will vest, pro rata, in nine installments from April 30, 2008 until April 30, 2010.
(15)	Includes 5,625 restricted shares that have yet to vest under our Plan, which will vest, pro rata, in nine installments from April 30, 2008 until April 30, 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our common stock, which we refer to herein as reporting persons, to file reports of ownership and changes in ownership with the SEC. Reporting persons are also required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by them with the SEC.

To the company’s knowledge, based solely on a review of the copies of the Section 16(a) forms furnished to the company or upon written representations from certain of these reporting persons that no other reports were required, all Section 16(a) filing requirements applicable to the reporting persons were complied with during the year ended December 31, 2007, except that (1) Messrs. Bennett, Carr, Chayette, Cohen, Costello, Dawson, Haraburda, Longino, McEntee, III, Patel, Ullom and Wolcott did not report on Form 4 their award of restricted shares, which were granted on May 25, 2007, until May 30, 2007 and (2) Mr. Wolcott did not report on Form 4 his purchase of additional shares of the company’s common stock in the open market, which occurred on August 13, 2007, until August 20, 2007.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Cohen & Company and Management Team

Management Agreement

Pursuant to the management agreement, our manager, Cohen & Company Management, LLC, provides for the day-to-day management of our operations.

The management agreement requires our manager to manage our business affairs in conformity with the policies and the investment guidelines that were approved by a majority of our independent directors and monitored by our Board of Directors. Our manager is responsible for (i) the selection, purchase, monitoring and sale of our portfolio investments, (ii) our financing and risk management activities, and (iii) providing us with investment advisory services. In performing its functions, our manager engages and relies upon the experience and credit analysis and risk management process performed by Cohen & Company with respect to the assets that are acquired during the warehouse accumulation period prior to the formation of a CDO, collateralized debt obligation, or CLO, or other securitization. Our manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be appropriate, including, without limitation, the following:

•	serving as our consultant with respect to the periodic review of the investment criteria and parameters for our investments, borrowings and operations, any modifications to which must be approved by a majority of our independent directors, and other policies for the approval of our Board of Directors;

•	investigating, analyzing and selecting possible investment opportunities;

•	with respect to investments, conducting negotiations with sellers and purchasers and their agents, representatives and investment bankers;

•	engaging and supervising, on our behalf and at our expense, independent contractors which provide investment banking, mortgage brokerage, securities brokerage and other financial services and such other services as may be required relating to our investments;

•	negotiating on our behalf for the sale, exchange or other disposition of any of our investments;

•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with any joint venture or co-investment partners;

•	providing executive and administrative personnel, office space and office services required in rendering services to us;

•	administering our day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our manager and our Board of Directors, including the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

•	communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•	counseling us in connection with policy decisions to be made by our Board of Directors;

•	evaluating and recommending to our Board of Directors hedging strategies and engaging in hedging activities on our behalf, consistent with our qualification as a REIT and with the investment guidelines;

•	counseling us regarding the maintenance of our qualifications as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury Regulations thereunder;

•	counseling us regarding the maintenance of our exemption from the Investment Company Act of 1940, as amended, and monitoring compliance with the requirements for maintaining an exemption from that Act;

•	assisting us in developing criteria for asset purchase commitments that are specifically tailored to our investment objectives and making available to us its knowledge and experience with respect to mortgage loans, TruPS, leveraged loans and other real estate-related assets and non-real estate related assets;

•	representing and making recommendations to us in connection with the purchase and finance of and commitment to purchase and finance assets (including on a portfolio basis), and the sale and commitment to sell assets;

•	selecting brokers and dealers to effect trading on our behalf including, without limitation, Cohen & Company Securities, LLC, provided that any compensation payable to Cohen & Company Securities, LLC is based on prevailing market terms;

•	monitoring the operating performance of our investments and providing periodic reports with respect thereto to our Board of Directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

•	investing or reinvesting any moneys and securities of ours (including investing in short-term investments pending investment in long-term asset investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners), and advising us as to our capital structure and capital raising;

•	causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the REIT provisions of the Internal Revenue Code and to conduct quarterly compliance reviews with respect thereto;

•	causing us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

•	assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act of 1934, as amended;

•	taking all necessary actions to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the REIT provisions of the Internal Revenue Code and the Treasury Regulations;

•	handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by our Board of Directors;

•	using commercially reasonable efforts to cause expenses incurred by or on behalf of us to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our Board of Directors from time to time;

•	advising us with respect to obtaining appropriate warehouse or other financings for our assets;

•	advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

•	performing such other services as may be required from time to time for management and other activities relating to our assets as our Board of Directors shall reasonably request or our manager shall deem appropriate under the particular circumstances; and

•	using commercially reasonable efforts to cause us to comply with all applicable laws.

Pursuant to our management agreement, our manager has not assumed any responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our Board of Directors in following or declining to follow our manager’s advice or recommendations. Our manager and its members, officers, employees and affiliates will not be liable to us, any subsidiary of ours, our Board of Directors, our stockholders or any subsidiary’s stockholders or partners for acts performed by our manager and its members, officers, employees and affiliates in accordance with or pursuant to our management agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of the manager’s duties under our management agreement. We have agreed to indemnify, to the fullest extent permitted by law, our manager and its members, officers, directors, employees and affiliates and each other person, if any, controlling our manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with the management agreement. Our manager has agreed to indemnify, to the fullest extent permitted by law, us, our stockholders, directors, officers, employees and each other person, if any, controlling us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under our management agreement. As required by our management agreement, our manager carries errors and omissions insurance.

Pursuant to the terms of the management agreement, our manager is required to provide us with our management team, including a chief executive officer, chief operating officer, chief investment officer and chief financial officer, along with appropriate support personnel, to provide the management services to be provided by our manager to us, the members of which team are required to devote such of their time to the management of us as may be reasonably necessary and appropriate, commensurate with our level of activity from time to time. Our Chief Financial Officer and our Chief Accounting Officer (as well as certain other accounting personnel) are exclusively dedicated to our operations.

The initial term of the management agreement expires on December 31, 2008, and shall be automatically renewed for a one-year term on each anniversary date thereafter unless terminated as described below. Our independent directors review our manager’s performance annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of a majority of our outstanding common stock, based upon (i) unsatisfactory performance that is materially detrimental to us or (ii) a determination that the management fees payable to our manager are not fair, subject to our manager’s right to prevent such a termination pursuant to clause (ii) by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors and our manager. We must provide 180 days’ prior notice of any such termination and our manager will be paid a termination fee equal to three times the sum of (A) the average annual base management fee for the two 12-month periods preceding the date of termination plus (B) the average annual incentive fee for the two 12-month periods preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination (and annualized for any partial year), which may make it costly and difficult for us to terminate the management agreement.

We may also terminate the management agreement without payment of the termination fee with 30 days’ prior written notice for cause, which is defined as (i) our manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof, (ii) our manager’s engagement in any act of fraud, misappropriation of funds, or embezzlement against us, (iii) our manager’s gross negligence, willful misconduct or reckless disregard in the performance of its duties under the management agreement, (iv) the commencement of any proceeding relating to our manager’s bankruptcy or insolvency that is not withdrawn within 60 days or in certain other instances where our manager becomes insolvent, (v) the dissolution of our manager or Cohen & Company (unless the directors have approved a successor under the management agreement) or (vi) a change of control (as defined in the management agreement), other than certain permitted changes of control, of our manager or Cohen & Company. Cause does not include unsatisfactory performance, even if that performance is materially detrimental to our business. Our manager may terminate the management agreement, without payment of the termination fee, in the event we become regulated as an investment company under the Investment Company Act of 1940, as amended. Furthermore, our manager may decline to renew the management agreement by providing us with 180 days’ written notice. Our manager may also terminate the management agreement upon 60 days’ written notice if we default in the performance of any material term of the management agreement and the default continues for a period of 30 days after written notice to us, whereupon we would be required to pay our manager a termination fee in accordance with the terms of the management agreement.

Management Fee and Incentive Fee

Expense reimbursements to our manager are generally made on a monthly basis.

Base Management Fee.  We pay our manager a base management fee monthly in arrears in an amount equal to one-twelfth of our equity multiplied by 1.50%. We believe that the base management fee that our manager is entitled to receive is comparable to the base management fee received by the managers of comparable externally managed REITs. Our manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

For purposes of calculating the base management fee, our equity means, for any month, the sum of the net proceeds from any issuance of our common stock, after deducting any underwriting discount and commissions and other expenses and costs relating to the issuance, plus our retained earnings at the end of such month (without taking into account any non-cash equity compensation expense incurred in current or prior periods), which amount shall be reduced by any amount that we pay for the repurchases of our common stock. The calculation of our equity and the base management fee will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges, after discussion between our manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.

Our manager’s base management fee is calculated by our manager within 15 business days after the end of each month and such calculation is promptly delivered to us. We are obligated to pay the base management fee within twenty business days after the end of each month.

Reimbursement of Expenses.  Although our manager’s employees perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our manager is not paid or reimbursed for the time required in performing such tasks.

We pay all operating expenses, except those specifically required to be borne by our manager under the management agreement. The expenses required to be paid by us include, but are not limited to, issuance and transaction costs related to the acquisition, disposition and financing of our investments, legal, tax, accounting, consulting and auditing fees and expenses, the compensation and expenses of our directors, the cost of directors’ and officers’ liability insurance, the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of ours (including commitment fees, accounting fees, legal fees and closing costs), expenses associated with other securities offerings of ours, expenses relating to making distributions to our stockholders, the costs of printing and mailing proxies and reports to our stockholders, costs associated with any computer software or hardware, electronic equipment, or purchased information technology services from third party vendors that is used solely for us, costs incurred by employees of our manager for travel on our behalf, the costs and expenses incurred with respect to market information systems and publications, research publications and materials, settlement, clearing, and custodial fees and expenses, expenses of our transfer agent, the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency, all taxes and license fees and all insurance costs incurred by us or on our behalf. In addition, we are required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our manager required for our operations. Except as noted above, our manager is responsible for all costs incidental to the performance of its duties under the management agreement, including compensation of our manager’s employees and other related expenses. Our independent directors review these costs and reimbursements periodically to confirm that these costs and reimbursements are reasonable.

Incentive Fee.  In addition to the base management fee, our manager receives a quarterly incentive fee payable in arrears in an amount equal to the product of:

(i) 20% of the dollar amount by which

(a) our net income, before the incentive fee, per weighted average share of our common stock for such quarter, exceeds

(b) an amount equal to (A) the weighted average of the prices per share of common stock in any equity offerings by us multiplied by (B) the greater of (1) 2.375% and (2) 0.75% plus one-fourth of the Ten Year Treasury Rate for such quarter multiplied by

(ii) the weighted average number of our common stock outstanding in such quarter.

The foregoing calculation of the incentive fee is adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges, after approval by a majority of our independent directors in the case of non-cash charges. The incentive fee calculation and payment shall be made quarterly in arrears.

For purposes of the foregoing:

“Net income” is determined by calculating the net income available to owners of our common stock before non-cash equity compensation expense, in accordance with GAAP.

“Ten Year Treasury Rate” means the average of weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of ten years) as published weekly by the Federal Reserve Board in publication H. 15 or any successor publication during a fiscal quarter.

Our ability to achieve returns in excess of the thresholds noted above in order for our manager to earn the incentive compensation described in the preceding paragraph is dependent upon the level and volatility of interest rates, our ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within our control.

Our manager computes the quarterly incentive compensation within 30 days after the end of each fiscal quarter, and we are required to pay the quarterly incentive compensation with respect to each fiscal quarter within five business days following the delivery to us of our manager’s computation of the incentive fee for such quarter.

Our management agreement provides that 15% of our manager’s incentive compensation is to be paid in our common stock (provided that our manager may not own more than 9.8% of our common stock) and the balance in cash. Our manager may elect to receive up to 50% of its incentive compensation in the form of our common stock, subject to the approval of a majority of our independent directors. Under our management agreement, our manager may not elect to receive shares of our common stock as payment of its incentive compensation except in accordance with all applicable securities exchange rules and securities laws.

The number of shares our manager receives is based on the fair market value of those shares. Shares of common stock delivered as payment of the incentive fee will be immediately vested or exercisable; however, our manager has agreed not to sell the shares before one year after the date they are paid. This transfer restriction will lapse if the management agreement is terminated. Our manager may allocate these shares to its officers, employees and other individuals who provide services to it; however, our manager has agreed not to make any such allocations before the first anniversary of the date of grant of such shares.

We have agreed to register the issuance and resale of these shares by our manager. We have also granted our manager the right to include these shares in any registration statements we might file in connection with any future public offerings, subject only to the right of the underwriters of those offerings to reduce the total number of secondary shares included in those offerings (with such reductions to be proportionately allocated among selling stockholders participating in those offerings).

Our management agreement provides that the base management fee and incentive management fee payable to our manager will be reduced, but not below zero, by our proportionate share of the amount of any CDO and CLO collateral management fees and incentive fees paid to Cohen & Company in connection with the CDOs and CLOs in which we invest, based on the percentage of equity we hold in such CDOs and CLOs. Origination fees, structuring fees and placement fees paid to Cohen & Company do not reduce the amount of fees we pay under the management agreement. Thus, Cohen & Company and its affiliates earn significant fees from their relationship with us, regardless of our performance or the returns earned by our stockholders from their investment in us.

Fees Earned by Cohen & Company and its Affiliates in Respect of Our Investments

In addition to the fees payable to our manager under the management agreement, Cohen & Company benefits from other fees paid to it by third parties in respect of our investments, regardless of our performance. In particular, affiliates of Cohen & Company earn origination fees paid by the issuers of TruPS, which have historically ranged from zero to 3.0% of the face amount of a TruPS issuance. Cohen & Company, through its affiliates, typically retains part of this fee and shares the balance with the investment bank or other third-party broker that introduced the funding opportunity to Cohen & Company. Cohen & Company’s affiliates also receive structuring fees for services relating to the structuring of a CDO or CLO on our behalf or in which we invest. This fee typically ranges from zero to 0.84% of the face amount of the securities issued by the CDO or CLO, but may exceed this amount. Our independent directors must approve any structuring fees for CDOs and CLOs collateralized by our target asset classes exceeding 0.45% of the face amount of the securities issued by such CDOs or CLOs. In addition, affiliates of Cohen & Company act as collateral managers of the CDOs and CLOs in which we have invested and will invest in the future. In this capacity, these affiliates have received and will receive collateral management fees that have historically ranged between zero and 0.65% of the assets held by the CDOs and CLOs. In addition, the collateral managers may be entitled to earn incentive fees if CDOs or CLOs managed by them exceed certain performance benchmarks. A broker-dealer affiliate of Cohen & Company has also earned and will earn placement fees in respect of debt and equity securities which it sells to investors in the CDOs and CLOs in which we invest, as well as commissions and mark-ups from trading of securities to and from CDOs and CLOs in which we invest. Under our management agreement, the base management fee and incentive management fee payable to our manager are reduced by our proportionate share of the amount of any CDO and CLO collateral management fees and incentive fees paid to Cohen & Company and its affiliates in connection with the CDOs and CLOs in which we invest, based on the percentage of equity we hold in such CDOs and CLOs. Origination fees, structuring fees, placement fees and trading discounts and commissions paid to, or earned by, Cohen & Company and its affiliates do not reduce the amount of fees we pay under the management agreement.

The following table summarizes the base management fees payable and incentive fees paid, net of asset management fee credits, to our manager by us as of December 31, 2007. Additionally, the following table summarizes structuring, placement, origination and collateral management fees earned by affiliates of our manager, including Cohen & Company, in connection with CDOs and CLOs in which we had invested as of December 31, 2007.

For the Year Ended
December 31, 2007
(dollars in thousands)

Fees Paid to Cohen & Company Relating to Management Agreement
Base management fees paid under management agreement	$5,903
Incentive fees paid under management agreement	378
Collateral management fee credits under management agreement	(6,281)

Total Fees Paid to Cohen & Company Relating to Management Agreement	$0
Fees Paid to Affiliates of Cohen & Company Relating to CDO/CLO Investment Transactions
Origination, structuring and placement fees	$19,306
Collateral management fees	15,502

Total Fees Paid to Affiliates of Cohen & Company Relating to CDO/CLO Investment Transactions	$34,808

Right of First Refusal Agreement

During the term of the management agreement, Cohen & Company has granted us a right of first refusal to (1) purchase equity interests in CDOs collateralized by U.S. dollar denominated TruPS issued by banks, bank holding companies and insurance companies for which Cohen & Company or its affiliates will serve as collateral manager, in which event we shall have a priority right to fund the origination, through our warehouse facilities, of U.S. dollar denominated TruPS originated by our manager and Cohen & Company that will collateralize the CDOs as to which we have exercised the right of first refusal to acquire entity interests and (2) purchase equity interests in CLOs of U.S. dollar denominated leveraged loans for which Cohen & Company or its affiliates will serve as collateral manager. Notwithstanding anything contained herein to the contrary, our right of first refusal does not extend to (i) individual investments in leveraged loans, (ii) TruPS that collateralize CDOs in which we decline our right of first refusal to acquire equity interests in CDOs or (iii) any non-U.S. dollar denominated investments. In addition, Cohen & Company shall have a limited right to substitute newly originated or acquired TruPS investments for existing TruPS investments held by a CDO if such existing TruPS have been downgraded by one or more rating agencies and, as a result, are disposed of by the CDO.

Cohen & Company is required to provide us with at least 15 business days advance notice of the opportunity to exercise the right of first refusal, together with such information as may reasonably be necessary to enable us to make an informed investment decision. We have 15 business days after receipt of such notice to notify Cohen & Company of our desire to exercise the right of first refusal with respect to the investment.

Shared Facilities and Services Agreement

Our manager has entered into a shared facilities and services agreement with Cohen & Company pursuant to which Cohen & Company will provide our manager with certain facilities and services, including office space and management and personnel services, as well as other services that the manager may request so as to perform and discharge its duties under the management agreement. The shared facilities and services agreement shall remain in force until the earlier to occur of (i) the termination of the management agreement and (ii) the expiration and non-renewal of the management agreement. Under the shared facilities and services agreement, our manager has to pay Cohen & Company the actual costs incurred by Cohen & Company in providing office space, access to file space, printers, copiers, kitchen and conference room facilities and secretarial services, plus an administrative charge of 10.0%. During the year ended December 31, 2007, the manager incurred $360,790 of expenses under the shared facilities and services agreement.

Transactions with Directors and Officers

Restricted Shares Award Agreements — Grant of Restricted Shares

On January 31, 2007, we entered into restricted shares award agreements with Messrs. McEntee, III, Longino, Cohen, Patel and Carr, our named executive officers, pursuant to which we granted our named executive officers an aggregate of 179,705, 27,300, 246,205, 13,500 and 12,500 restricted shares, respectively. On May 25, 2007, we entered into restricted shares award agreements with our named executive officers and Messrs. Bennett, Chayette, Costello, Dawson, Haraburda, Ullom and Wolcott, our non-employee directors, pursuant to which we granted Messrs. McEntee, III, Longino, Cohen, Patel, Carr, Bennett, Chayette, Costello, Dawson, Haraburda, Ullom and Wolcott an aggregate of 140,000, 80,000, 280,000, 60,000, 15,000, 7,500, 7,500, 7,500, 7,500, 7,500, 7,500 and 7,500 restricted shares, respectively. Under the restricted shares award agreements, our named executive officers and non-employee directors are entitled to receive an equivalent number of shares of our common stock if and when the restricted shares vest. If our named executive officers and non-employee directors voluntarily terminate their employment with us, or the we terminate their employment for cause (as defined in the Plan), any unvested portion of the restricted shares held by the named executive officers and non-employee directors will be forfeited automatically as of the date of termination of employment and we shall pay such officers and directors as soon as possible (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the named executive officers and non-employee directors for such forfeited restricted shares and (y) the fair market value on the date of termination of the forfeited restricted shares. If the employment of our named executive officers and non-employee directors is terminated due to death, disability or retirement, or is terminated by us for any reason other than cause, or in the event of a change of control (as defined in the Plan) or the termination of the management agreement, then the restrictions on the unvested restricted shares held by such officers and directors will immediately lapse.

With respect to the restricted shares award agreements described above, the restricted shares may not be sold, transferred, pledged, alienated, encumbered or assigned; provided, however, each grantee may transfer the restricted shares to a trust established for the sole benefit of his immediate family so long as, prior to the transfer, such trust delivers a written instrument to us pursuant to which such trust agrees to be bound by the restrictions on the restricted shares. Each grantee shall have, in respect of the restricted shares, whether vested or not, all of the rights of a holder of our common stock, including the right to vote the restricted shares and the right to receive dividends as and when such dividends are declared and paid by us (or as soon as practicable thereafter); provided, however, that cash dividends on such restricted shares shall, unless otherwise provided by the Compensation Committee, be held by us until the period of forfeiture lapses and paid over to each grantee (without interest) as soon as practicable after such period lapses (if not forfeited).

Indemnification Agreement

We and each of our directors and executive officers have entered into indemnification agreements. The indemnification agreements provide that we will indemnify the directors and the executive officers to the extent permitted by Maryland law against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding to which any of them is, or is threatened to be, made a party by reason of their status as our director, officer or agent, or by reason of their serving as a director, officer or agent of another company at our request. The Maryland General Corporation Law, or MGCL, permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. In addition, we have obtained directors and officers liability insurance, which covers our directors and executive officers.

Policies and Procedures With Respect to Related Party Transactions

Pursuant to the Management Agreement

Any determination made by or on behalf of the company to purchase securities in CDOs or CLOs structured or managed by Cohen & Company is subject to the approval of a majority of our independent directors. In addition, any transaction between us and Cohen & Company or its affiliates not specifically permitted by the management agreement must be approved by a majority of our independent directors.

Other Related Party Transactions

It is the policy of our Board of Directors that all transactions involving amounts exceeding $120,000 between us and a related party must be approved or ratified by at least a majority of the members of our Board of Directors who are not interested in the transaction. A related party includes any director or executive officer, or his or her immediate family members, or stockholders owning 5% of more of our outstanding stock.

In determining whether to approve or ratify a related party transaction, our Board of Directors will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director will participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director will provide all material information concerning the related party transaction to our Board of Directors.

If a related party transaction will be ongoing, our Board of Directors may establish written guidelines for our management to follow in its ongoing dealings with the related party. The Board of Directors may delegate to our Nominating and Corporate Governance Committee the authority to review and assess, on at least an annual basis, any such ongoing relationships with the related party to see that they are in compliance with the Board’s guidelines.

All related party transactions will be disclosed in our applicable filings with the SEC as required under SEC rules.

OTHER MATTERS

As of the mailing date of this proxy statement, our Board of Directors knows of no matters to be presented at the annual meeting other than those set forth in the Notice of Annual Meeting of Stockholders and described in this proxy statement. Should any other matter requiring a vote of the stockholders arise at the annual meeting, the persons named in the accompanying proxy will vote on such matter in their discretion.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2009 annual meeting of stockholders must be received by our Secretary at our principal executive offices no later than January 1, 2009 in order to be considered for inclusion in our proxy statement relating to the 2009 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

For a proposal of a stockholder to be presented at the 2009 annual meeting of stockholders, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, it must be received by our Secretary at our principal executive offices in the timeframe as provided in our Bylaws. To be timely, our Bylaws currently require that a stockholder’s notice set forth all information required under Section 1.11 of our Bylaws and be delivered to our Secretary at our principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Our Bylaws also currently provide that, in the event our Board of Directors increases or decreases the maximum or minimum number of directors in accordance with our Bylaws, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to our Secretary at our principal executive office not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by us.

ANNUAL REPORT ON FORM 10-K

Our annual report on Form 10-K for the year ended December 31, 2007 is enclosed with this proxy statement but does not constitute a part of the proxy soliciting material. The company will furnish a copy of its annual report on Form 10-K for the year ended December 31, 2007 free of charge (excluding exhibits, for which a reasonable charge shall be imposed) to each stockholder who forwards a written request to our Secretary, Daniel Munley, at Alesco Financial Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104. You also may access the EDGAR version of our annual report on Form 10-K (with exhibits) on our website at http://www.alescofinancial.com and on the SEC’s website at http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

APPENDIX A

ALESCO FINANCIAL INC.

2006 LONG-TERM INCENTIVE PLAN

Alesco Financial Inc., a Maryland corporation, wishes to attract key employees, Directors, officers, advisors and consultants to the Company and Subsidiaries, and induce key employees, Directors, officers, advisors, consultants and other personnel to remain with the Company and Subsidiaries and encourage them to increase their efforts to make the Company’s business more successful whether directly or through Subsidiaries or other Affiliates. In furtherance thereof, the Alesco Financial Inc. 2006 Long-Term Incentive Plan is designed to provide equity-based incentives to certain Eligible Persons. Awards under the Plan may be made to Eligible Persons in the form of Options (including Stock Appreciation Rights), Restricted Stock, Phantom Shares, Dividend Equivalent Rights and other forms of equity based Awards as contemplated herein.

1.  DEFINITIONS.

Whenever used herein, the following terms shall have the meanings set forth below:

“Affiliate” means any entity other than a Subsidiary that is controlled by or under common control with the Company that is designated as an “Affiliate” by the Committee in its discretion. In addition, for purposes of the Plan, the Manager shall be deemed to be an Affiliate.

“Award,” except where referring to a particular category of grant under the Plan, shall include Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights and other equity-based Awards as contemplated herein.

“Award Agreement” means a written agreement in a form approved by the Committee, as provided in Section 3. An Award Agreement may be, without limitation, an employment or other similar agreement containing provisions governing grants hereunder, if approved by the Committee for use under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in the Participant’s Award Agreement (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Manager or the Company, Subsidiaries or Affiliates; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Manager or the Company, Subsidiaries, or Affiliates; (iv) fraud, misappropriation or embezzlement; (v) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vi) any illegal act detrimental to the Manager or the Company, Subsidiaries or Affiliates; (vii) repeated failure to devote substantially all of the Participant’s business time and efforts to the Manager, the Company, Subsidiaries, or Affiliates if required by the Participant’s employment agreement; or (viii) the Participant’s failure to competently perform his duties after receiving notice from the Manager, the Company, a Subsidiary, or Affiliate, specifically identifying the manner in which the Participant has failed to perform; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Manager or the Company, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement.

“Change in Control” means the happening of any of the following:

(i) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company or the Manager, any entity controlling, controlled by or under common control with the Company or the Manager, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company, the Manager or any such entity, and with respect to any particular Participant, the Participant and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Participant is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company or the Manager representing 50% or more of either (A) the combined voting power of the Company’s or the Manager’s then outstanding securities or (B) the then outstanding Common Stock or securities (or other equity interests) of the Manager (in either such case other than as a result of an acquisition of securities directly from the Company or the Manager); or

(ii) any consolidation or merger of the Company (with respect to persons described in clause (i) of the definition of Eligible Persons or the Manager (with respect to persons described in clause (ii) of the definition of Eligible Persons) where the stockholders of the Company or the Manager, as applicable, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii) there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or the Manager as applicable, other than a sale or disposition by the Company or the Manager as applicable, of all or substantially all of the Company’s or the Manager’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company or the Manager immediately prior to such sale or (B) the approval by stockholders of the Company or the Manager of any plan or proposal for the liquidation or dissolution of the Company or the Manager; or

(iv) the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any Director whose election, or nomination for election by the Company’s stockholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing provisions of this definition of Change in Control, if at any time the Participant is subject to an effective employment agreement with the Company (or, while the Manager is an Affiliate, with the Manager) which expressly provides for the definition of a change in control of the Company or the Manager, then, in lieu of the foregoing definition, “Change in Control” shall at that time have such meaning as may be specified, in such employment agreement, with respect to the Company and the Manager, as applicable.

In addition, notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the Company’s Common Stock, par value $.001 per share, either currently existing or authorized hereafter.

“Company” means Alesco Financial Inc., a Maryland corporation.

“Director” means a non-employee director of the Company or Subsidiary that is not an employee of the Company or a Subsidiary.

“Disability” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, a disability which renders the Participant incapable of performing all of his or her duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Dividend Equivalent Right” means a right awarded under Section 8 to receive (or have credited) the equivalent value of dividends paid on Common Stock.

“Eligible Person” means (i) a key employee, Director, officer, advisor, consultant or other personnel of the Company or Subsidiaries or other person expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to the Company or Subsidiaries or (ii) the Manager, joint venture affiliates of the Company or other entities designated in the discretion of the Committee, or officers, directors, employees, members, or managers of the foregoing. In the case of grants directly or indirectly to employees of entities described in clause (ii) of the foregoing sentence, the Committee may make arrangements with such entities as it may consider appropriate in its discretion, in light of tax and other considerations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national securities exchange or quoted or reported on the NASDAQ National Market (“NASDAQ”), the closing sales price per Share on the exchange or NASDAQ for the last preceding date on which there was a sale of Shares on such exchange or NASDAQ, as determined by the Committee, (ii) if Shares are not then listed on a national securities exchange or quoted on NASDAQ but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national securities exchange or quoted on NASDAQ or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 consecutive trading days.

“Grantee” means an Eligible Person granted Restricted Stock, Phantom Shares, Dividend Equivalent Rights or such other equity-based Awards (other than an Option) as may be granted pursuant to Section 9.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Manager” means Cohen Bros., or any successor thereto.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Optionee” means an Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Option Price” means the price per Share, determined by the Board or the Committee, at which an Option may be exercised.

“Participant” means a Grantee or Optionee.

“Performance Goals” has the meaning set forth in Section 10.

“Phantom Share” means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

“Phantom Share Value,” per Phantom Share, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Plan” means the Company’s 2006 Long-Term Incentive Plan, as set forth herein and as the same may from time to time be amended.

“Restricted Stock” means an award of Shares that are subject to restrictions hereunder.

“Retirement” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, the Termination of Service (other than for Cause) of a Participant on or after the Participant’s attainment of age 65 or on or after the Participant’s attainment of age 55 with five consecutive years of service with the Company, Subsidiaries or Affiliates.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means the date determined under Section 7.4(c).

“Shares” means shares of Common Stock of the Company.

“Stock Appreciation Right” means an Option described in Section 5.7.

“Subsidiary” means any corporation, partnership or other entity of which at least 50% of the economic interest in the equity is owned (directly or indirectly) by the Company, the Manager or by another subsidiary. In the event the Company or the Manager becomes such a subsidiary of another company (directly or indirectly), the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to such parent company.

“Successor of the Optionee” means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination Event” means (i) a Change in Control or (ii) with respect to employees of the Manager, the termination of the management agreement between the Manager and the Company, as amended.

“Termination of Service” means a Participant’s termination of employment or other service (as a consultant or otherwise), as applicable, with the Company, Subsidiaries, the Manager and Affiliates.

2.  EFFECTIVE DATE AND TERMINATION OF PLAN.

The effective date of the Plan is October 6, 2006. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the stockholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

3.  ADMINISTRATION OF PLAN.

(a) The Plan shall be administered by the Committee. The Committee, upon and after such time as it is subject to Section 16 of the Exchange Act, shall consist of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as “outside directors” for purposes of Section 162(m) of the Code; provided that no action taken by the Committee (including, without limitation, grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirements of this sentence. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the other foregoing provisions of this Section 3(a), any Award under the Plan to a person who is a member of the Committee shall be made and administered by the Board. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(b) Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to Eligible Persons and (ii) determine the eligibility of Eligible Persons to receive an Award, as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Eligible Persons, the nature and value to the Company of the Eligible Person’s present and potential contribution to the success of the Company whether directly or through Subsidiaries or Affiliates and such other factors as the Committee may deem relevant.

(c) The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company, Subsidiaries or Affiliates to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under governing state law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

4.  SHARES AND UNITS SUBJECT TO THE PLAN.

4.1  In General.

(a) Subject to adjustments as provided in Section 14, the total number of Shares subject to Awards granted under the Plan (including securities convertible into or exchangeable for Shares), in the aggregate, may not exceed 4,165,000. In no event may an Eligible Person receive Options for more than 250,000 Shares on an annual basis, and the maximum number of Shares that may underlie Awards, other than Options, granted in any one year to any Eligible Person, shall not exceed 600,000. Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares. Any Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Phantom Shares or other equity-based Awards but are later forfeited or for any other reason are not payable under the Plan may again be made the subject of Awards under the Plan.

(b) Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of Section 4.1(a). Notwithstanding Section 4.1(a), except in the case of Awards intended to qualify for relief from the limitations of Section 162(m) of the Code, there shall be no limit on the number of Phantom Shares or Dividend Equivalent Rights to the extent they are paid out in cash that may be granted under the Plan. If any Phantom Shares, Dividend Equivalent Rights or other equity-based Awards under Section 9 are paid out in cash, then, notwithstanding the first sentence of Section 4.1(a) above (but subject to the second sentence thereof) the underlying Shares may again be made the subject of Awards under the Plan.

(c) The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any rights of first refusal, restrictions under the Shareholders Agreement (as defined in Section 4.1(d)) or other restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

4.2  Options.

Subject to adjustments pursuant to Section 14, and subject to the last sentence of Section 4.1(a), Options with respect to an aggregate of no more than 500,000 Shares may be granted under the Plan.

5.  PROVISIONS APPLICABLE TO STOCK OPTIONS.

5.1  Grant of Option.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Options are to be granted and the number of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Options intended to be Incentive Stock Options, or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees of the Company, Subsidiaries or Affiliates; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

5.2  Option Price.

The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. Any particular Award Agreement may provide for different Option Prices for specified amounts of Shares subject to the Option; provided that the Option Price shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted.

5.3  Period of Option and Vesting.

(a) Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term as is set forth in the applicable Award Agreement. The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

(b) Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Plan or the Award Agreement, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 5.3(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of the grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee’s death, may be exercised by the Successors of the Optionee.

5.4  Exercisability Upon and After Termination of Optionee.

(a) Subject to provisions of the Award Agreement, if an Optionee has a Termination of Service other than by the Company or Subsidiaries for Cause, or other than by reason of death, Retirement or Disability, then no exercise of an Option may occur after the expiration of the three-month period to follow the termination, or if earlier, the expiration of the term of the Option as provided under Section 5.3(a); provided that, if the Optionee should die after the Termination of Service, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).

(b) Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of death, Disability or Retirement, the Option (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3.

(c) Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Optionee has a Termination of Service for Cause, the Optionee’s Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

5.5  Exercise of Options.

(a) Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company or its designee specifying the number of Shares to be purchased.

(b) Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

5.6  Payment.

(a) The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

(i) a certified or bank cashier’s check;

(ii) subject to Section 12(e), the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

(iii) if approved by the Committee in its discretion, Shares of previously owned Common Stock, which have been previously owned for more than six months, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;

(iv) if approved by the Committee in its discretion, through the written election of the Optionee to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

(v) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

(b) Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

(c) The Committee may provide that no Option may be exercised with respect to any fractional Share. Any fractional Shares resulting from an Optionee’s exercise that is accepted by the Company shall in the discretion of the Committee be paid in cash.

5.7  Stock Appreciation Rights.

(a) The Committee, in its discretion, may also permit (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) the Optionee to elect to receive upon the exercise of an Option a combination of Shares and cash, or, in the discretion of the Committee, either Shares or solely in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised.

(b) Upon the exercise of any Stock Appreciation Rights, the greater of (i) the number of shares subject to the Stock Appreciation Rights so exercised, and (ii) the number of Shares, if any, that are issued in connection with such exercise, shall be deducted from the number of Shares available for issuance under the Plan.

(c) In no event may a Stock Appreciation Right be transferred by a holder thereof for consideration without the prior approval of the Company’s stockholders.

5.8  Exercise by Successors.

An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

5.9  Nontransferability of Option.

Each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, (iii) complies with applicable law, including securities laws, and (iv) is otherwise appropriate and desirable. In no event may an Option be transferred by an Optionee for consideration without the prior approval of the Company’s stockholders.

5.10  Deferral.

The Committee (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) may establish a program under which Participants will have Phantom Shares subject to Section 7 credited upon their exercise of Options, rather than receiving Shares at that time.

5.11  Certain Incentive Stock Option Provisions.

(a) In no event may an Incentive Stock Option be granted other than to employees of a “subsidiary corporation” or a “parent corporation,” as defined in Section 424(f) of the Code, with respect to the Company. The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000. To the extent the $100,000 limit referred to in the preceding sentence is exceeded, an Option will be treated as a Non-Qualified Stock Option.

(b) If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or an Affiliate) thereupon has a tax-withholding obligation, shall pay to the Company (or such Affiliate) an amount equal to any withholding tax the Company (or Affiliate) is required to pay as a result of the disqualifying disposition.

(c) The Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share on the day the Option is granted. Also, in the case of such an individual who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant.

6.  PROVISIONS APPLICABLE TO RESTRICTED STOCK.

6.1  Grant of Restricted Stock.

(a) In connection with the grant of Restricted Stock, whether or not performance goals (as provided for under Section 10) apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 6, the applicable Award Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

(b) Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions, including any applicable Performance Goals, to the grant of Restricted Stock under the Plan as it may deem appropriate.

6.2  Certificates/Book Entry.

(a) Unless otherwise provided by the Committee, each Grantee of Restricted Stock shall be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Each such certificate shall be registered in the name of the Grantee. Without limiting the generality of Section 4.1(c), the certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE ALESCO FINANCIAL INC. 2006 LONG-TERM INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND ALESCO FINANCIAL INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF ALESCO FINANCIAL INC. AT CIRA CENTRE, 2929 ARCH STREET, 17th FLOOR, PHILADELPHIA, PENNSYLVANIA 19104.

(b) The Committee shall require that any stock certificates evidencing such Shares be held in custody by the Company or its designee until the restrictions hereunder shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered to the Company or its designee a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 6.3 (and the stock power shall cease to be of effect).

(c) Where no certificate is issued in the name of the Grantee, a “book entry” (by computerized or manual entry) shall be made in the records of the Company (or, if applicable, the Company’s transfer agent) to evidence an award of Shares of Restricted Stock.

6.3  Restrictions and Conditions.

Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreements and clause (iii) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable

Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii) Except as provided in the foregoing clause (i), below in this clause (ii) in Section 14, or as otherwise provided in the applicable Award Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any cash dividends as and when such dividends are declared and paid by the Company (or as soon as practicable thereafter); provided, however, that cash dividends on such Shares shall, unless otherwise provided by the Committee, be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee (without interest) as soon as practicable after such period lapses (if not forfeited). Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii) Except as otherwise provided in the applicable Award Agreement, and subject to clause (iv) below, if the Grantee has a Termination of Service by the Company and Subsidiaries (or, if applicable, Affiliates) for Cause, or by the Grantee for any reason during the applicable period of forfeiture, then (A) all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount, equal to the lesser of (x) the amount paid by the Grantee for such forfeited Restricted Stock as contemplated by Section 6.1, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

(iv) Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death, Disability or Retirement, or the Grantee has a Termination of Service by the Company and Subsidiaries for any reason other than Cause, or in the event of a Termination Event (regardless of whether a termination follows thereafter), during the applicable period of forfeiture, then restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee.

7.  PROVISIONS APPLICABLE TO PHANTOM SHARES.

7.1  Grant of Phantom Shares.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

7.2  Term.

The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

7.3  Vesting.

Phantom Shares shall vest as provided in the applicable Award Agreement.

7.4  Settlement of Phantom Shares.

(a) Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that, after consideration of possible accounting issues, a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value, (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (iii) in cash or by transfer of Shares as elected by the Company.

(b) Payment (whether of cash or Shares) in respect of Phantom Shares shall be made in a single sum by the Company; provided that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years, rather than a single-sum payment.

(c) Unless otherwise provided in the applicable Award Agreement, the “Settlement Date” with respect to a Phantom Share is the first day of the month to follow the date on which the Phantom Share vests; provided that a Grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to the first day of the month to follow the Grantee’s Termination of Service, or such other time as may be permitted by the Committee. Unless otherwise determined by the Committee, elections under this Section 7.4(c)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) be effective at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

(i) Notwithstanding Section 7.4(c)(i), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

(ii) Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 7.4(c), is the date of the Grantee’s death.

(d) Notwithstanding the other provisions of this Section 7, in the event of a Termination Event, the Settlement Date shall be the date of such Termination Event and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Termination Event, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

(e) Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 7.4(b) or deferred by the Grantee as provided in Section 7.4(c) in the event of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency,” as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or “dependent,” as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(i) through reimbursement or compensation by insurance or otherwise,

(ii) by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

(iii) by future cessation of the making of additional deferrals under Section 7.4 (b) and (c).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

7.5  Other Phantom Share Provisions.

(a) Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(b) A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 7.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(c) The Committee may establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by foregoing provisions of this Section 7. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(d) Notwithstanding any other provision of this Section 7, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

(e) No Phantom Share shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 8, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

7.6  Claims Procedures.

(a) To the extent that the Plan is determined by the Committee to be subject to the Employee Retirement Income Security Act of 1974, as amended, the Grantee, or his beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(i) approve the claim and take appropriate steps for satisfaction of the claim; or

(ii) if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 7.6 as the provision setting forth the claims procedure under the Plan.

(b) The claimant may request a review of any denial of his claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

8.  PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

8.1  Grant of Dividend Equivalent Rights.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Eligible Persons based on the regular cash dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised. If a Dividend Equivalent Right is granted in respect of another Award hereunder, then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.

8.2  Certain Terms.

(a) The term of a Dividend Equivalent Right shall be set by the Committee in its discretion.

(b) Unless otherwise determined by the Committee, except as contemplated by Section 8.4, a Dividend Equivalent Right is exercisable or payable only while the Participant is an Eligible Person.

(c) Payment of the amount determined in accordance with Section 8.1 shall be in cash, in Common Stock or a combination of the two, as determined by the Committee.

(d) The Committee may impose such employment-related conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion.

8.3  Other Types of Dividend Equivalent Rights.

The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 8 may be granted to Participants. For example, and without limitation, the Committee may grant a dividend equivalent right in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 8.4) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

8.4  Deferral.

The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which Participants (i) will have Phantom Shares credited, subject to the terms of Sections 7.4 and 7.5 as though directly applicable with respect thereto, upon the granting of Dividend Equivalent Rights, or (ii) will have payments with respect to Dividend Equivalent Rights deferred. In the case of the foregoing clause (ii), such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

9.  OTHER EQUITY-BASED AWARDS.

The Committee shall have the right to grant (i) other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of Stock Appreciation Rights and (ii) interests (which may be expressed as units or otherwise) in subsidiaries, as applicable.

10.  PERFORMANCE GOALS.

The Committee, in its discretion, may in the case of Awards (including, in particular, Awards other than Options) intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”), (i) establish one or more performance goals (“Performance Goals”) as a precondition to the issuance or vesting of Awards, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full. The Performance Goals shall be established in a timely fashion such that they are considered preestablished for purposes of the rules governing performance-based compensation under Section 162(m) of the Code. Prior to the award or vesting, as applicable, of affected Awards hereunder, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Award, have been satisfied. Performance Goals which do not satisfy the foregoing provisions of this Section 10 may be established by the Committee with respect to Awards not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

11.  TAX WITHHOLDING.

11.1  In General.

The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or Dividend Equivalent Rights or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

11.2  Share Withholding.

(a) Upon exercise of an Option, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes. In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b) Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

(c) Upon the making of a distribution in respect of Phantom Shares or Dividend Equivalent Rights, the Grantee may, if approved by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, any

Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

11.3  Withholding Required.

Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock, Phantom Shares or Dividend Equivalent Rights shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any Phantom Share or Dividend Equivalent Right.

12.  REGULATIONS AND APPROVALS.

(a) The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

(c) Each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or Dividend Equivalent Rights (or issuance of Shares in respect thereof), or other Award under Section 9 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, Dividend Equivalent Rights, other Awards or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(d) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

(e) Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

13.  INTERPRETATION AND AMENDMENTS; OTHER RULES.

The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock) or Dividend Equivalent Rights shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Termination Event except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Termination Event; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted without such Participant’s written consent unless such amendments are required in order to comply with applicable laws; provided, however, that the Plan may not be amended without stockholder approval in any case in which amendment in the absence of stockholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

14.  CHANGES IN CAPITAL STRUCTURE.

(a) If (i) the Company or Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:

(x) the maximum aggregate number and kind of Shares which may be made subject to Options and Dividend Equivalent Rights under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Awards which may be granted under the Plan may be appropriately adjusted by the Committee in its discretion; and

(y) the Committee may take any such action as in its discretion shall be necessary to maintain each Participants’ rights hereunder (including under their Award Agreements) so that they are substantially in their respective Options, Phantom Shares and Dividend Equivalent Rights substantially proportionate to the rights existing in such Options, Phantom Shares and Dividend Equivalent Rights prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9 as applicable), (C) the Option Price and Phantom Share Value, and (D) performance-based criteria established in connection with Awards (to the extent consistent with Section 162(m) of the Code, as applicable); provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 14(a) had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Awards, the number of Shares (or units) available under Section 4 shall be increased or decreased, as the case may be, proportionately, as may be determined by the Committee in its discretion.

(b) Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by Section 6, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 6.2(a).

(c) If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 6.3(a) may be required to deposit with the successor corporation the certificates, if any, for the stock or securities, or the other property, that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6.3(a), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 6.2(a).

(d) If a Termination Event shall occur, then the Committee, as constituted immediately before the Termination Event, may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Termination Event, provided that the Committee determines that such adjustments do not have an adverse economic impact on the Participant as determined at the time of the adjustments.

(e) The judgment of the Committee with respect to any matter referred to in this Section 14 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

(f) Other than as otherwise permitted under this Section 14, without the prior approval of the Company’s stockholders: (i) the Option Price, with respect to an Option, or grant price, with respect to a Stock Appreciation Right, may not be reduced below the price established at the time of grant thereof and (ii) an outstanding Option or Stock Appreciation Right may not be cancelled and replaced with a new Award with a lower exercise or grant price.

15.  MISCELLANEOUS.

15.1  No Rights to Employment or Other Service.

Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company, the Subsidiaries, the Manager or Affiliates or interfere in any way with the right of the Company, the Subsidiaries, the Manager or Affiliates and their stockholders to terminate the individual’s employment or other service at any time.

15.2  Right of First Refusal; Right of Repurchase.

At the time of grant, the Committee may provide in connection with any grant made under the Plan that Shares received hereunder shall be subject to a right of first refusal pursuant to which the Company shall be entitled to purchase such Shares in the event of a prospective sale of the Shares, subject to such terms and conditions as the Committee may specify at the time of grant or (if permitted by the Award Agreement) thereafter, and to a right of repurchase, pursuant to which the Company shall be entitled to purchase such Shares at a price determined by, or under a formula set by, the Committee at the time of grant or (if permitted by the Award Agreement) thereafter.

15.3  No Fiduciary Relationship.

Nothing contained in the Plan (including without limitation Sections 7.5(c) and 8.4), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or Subsidiaries, or their, officers or the Committee, on the one hand, and the Participant, the Manager, the Company, Subsidiaries or any other person or entity, on the other.

15.4  No Fund Created.

Any and all payments hereunder to any Grantee shall be made from the general funds of the Company, no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 15.4 any accounts established to facilitate the implementation of Section 7.4(c)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company. (If any Affiliate is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such Affiliate.) Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

15.5  Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 15.5.

15.6  Exculpation and Indemnification.

The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law , other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

15.7  Captions.

The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

15.8  Governing Law.

THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND.

EXHIBIT A

PERFORMANCE CRITERIA

Performance-Based Awards intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

(i) pre-tax income;

(ii) after-tax income;

(iii) net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis);

(iv) operating income;

(v) cash flow;

(vi) earnings per share;

(vii) return on equity;

(viii) return on invested capital or assets;

(ix) cash and/or funds available for distribution;

(x) appreciation in the fair market value of the Common Stock;

(xi) return on investment;

(xii) total return to shareholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period);

(xiii) net earnings growth;

(xiv) stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period);

(xv) related return ratios;

(xvi) increase in revenues;

(xvii) net earnings;

(xviii) changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock;

(xix) number of securities sold;

(xx) earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period;

(xxi) total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period);

(xxii) the Company’s published ranking against its peer group of real estate investment trusts based on total shareholder return; and

(xxiii) funds from operations.

Performance Goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes.

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to shareholders.

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the Performance Goals, for each fiscal year of the Company, there shall be objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

Please Mark	☐
Here for Address
Change or Comments
SEE REVERSE SIDE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.	To elect nine directors, each to serve until	FOR ALL	WITHHOLD	2.	To amend the Company’s 2006 Long-	FOR	AGAINST	ABSTAIN
	the next annual meeting of stockholders and	NOMINEES	AUTHORITY		Term Incentive Plan to increase the	☐	☐	☐
	until his successor is duly elected and qualified.	(except as	FOR ALL		total number of shares of common stock
		provided to the	NOMINEES		available to be granted under the Plan, as
		contrary below)			described in the accompanying proxy statement.
01 Rodney E. Bennett 06 Jack Haraburda		☐	☐	3.	To ratify the appointment of Ernst &	FOR	AGAINST	ABSTAIN
02 Marc Chayette 07 James J. McEntee, III					Young LLP as the Company’s	☐	☐	☐
03 Daniel G. Cohen 08 Lance Ullom					independent registered public accounting
04 Thomas P. Costello 09 Charles W. Wolcott					firm for the year ending December 31,
05 G. Steven Dawson					2008.

In their discretion, the proxies are authorized to vote upon such other matters which may properly come before the meeting and at any adjournments or postponements thereof.
If there is any individual director with respect to whom you desire to withhold your consent, you may do so by indicating his name:

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournments or postponements thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE CAST FOR THE ELECTION OF ALL NINE OF THE DIRECTOR NOMINEES LISTED ABOVE, THE AMENDMENT TO THE COMPANY’S 2006 LONG-TERM INCENTIVE PLAN, THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
Signature                                                              Signature                                                              Date
(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

▲    FOLD AND DETACH HERE   ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE
VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Instead of mailing your proxy, you can choose one of the two voting methods outlined below to vote your proxy.
Internet or telephone voting must be received by 11:59 p.m., Eastern Time, on June 17, 2008.

INTERNET http://www.proxyvoting.com/afn		TELEPHONE 1-866-540-5760
OR
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

     Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
You can view the Proxy Statement and Annual Report on the Internet at www.alescofinancial.com.

ALESCO FINANCIAL INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2008
          The undersigned stockholder of Alesco Financial Inc., a Maryland corporation (the “Company”), hereby appoints James J. McEntee, III and John J. Longino, and each of them, as proxies and attorneys-in-fact, with full power of substitution in each, on behalf and in the name of the undersigned, to attend the 2008 annual meeting of stockholders to be held on June 18, 2008 at 10:00 a.m., local time, at the Company’s headquarters located at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, and any adjournments or postponements thereof, and to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying proxy statement, the terms of each of which are incorporated by reference herein.
          Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save the Company the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote your shares by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your vote by proxy is revocable at your option.
(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲   FOLD AND DETACH HERE   ▲